UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

VCA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WOOF

VCA

2016 Proxy Statement & Notice of Annual Meeting

MARCH 4, 2016

DEAR VCA STOCKHOLDERS

As VCA enters its 30th year I’d like to reflect on some of VCA’s more significant accomplishments over the years. When we acquired our first animal hospital in 1987, none of us could have foreseen the unbelievable growth and unparalleled success that we would have. We never dreamed that from one hospital with total revenues of $3.2 million, we would grow to more than 700 hospitals throughout the United States and Canada, with company-wide revenue of over $2.1 billion. Who could have imagined that our initial team of three would grow to an organization with over 22,000 employees; or that Antech Diagnostics, which started in the early 1990’s as a small laboratory with $600,000 in revenue servicing Los Angeles, would grow into one of the most advanced diagnostic reference laboratory networks in the world, with 60 laboratories processing in excess of 13 million requisitions a year in the United States and Canada, with annual revenues of nearly $400 million. We are proud that we championed the growth of animal hospitals and pioneered advances in laboratory diagnostic services. Similarly, Sound, our medical imaging division, has lead the way in advancing veterinarians’ diagnostic imaging capabilities, enhancing quality and excellence in pet care throughout the industry.

I am most proud of our contribution to the veterinary profession as a whole. As we pursued our goal of establishing VCA as an industry leader, we transformed the profession and the industry while, at the same time, building a financially successful company. The transformation started by simply shining a spotlight on the passionate caregivers that are the backbone of the veterinary industry and demonstrating to the financial community that this profession is a worthy investment leading to fantastic returns on multiple levels. The spotlight expanded beyond VCA to shine on individual animal hospitals and their veterinarian owner-operators who now have access to capital that was previously unavailable. This has allowed veterinarians to invest and improve their facilities and technology while providing greater resources to their colleagues and staff. The capital invested in diagnostic companies and animal hospitals has improved the quality of medicine throughout the industry and has changed professionals’ lives by securing their financial future. Most importantly, this has all lead to much improved levels of service to the over 100 million pet owning households in the U.S. and Canada.

We have also changed lives by creating the opportunity for thousands of people to pursue and enjoy management positions in disciplines throughout the veterinary profession, many of which did not exist prior to VCA. As we look back, we recognize that we have trained more than 2,500 interns and over 250 board-certified specialists. These highly trained professionals, who trained in VCA facilities through our various programs, are now practicing throughout the industry. We have built an organization that cares dearly about the health of pets and our client’s experience as well as creating a culture that encourages investment in expanding and improving the quality and service of pet healthcare across the industry.

We are all extremely proud of what VCA has created in the profession and the industry. Our passion of focusing on the pet, their owners and our dedicated professionals has not only transformed the industry, but it has allowed us to build an extraordinary and financially robust organization.

Our mission is not yet done. We remain committed to working on a daily basis to provide the finest quality of pet health care and excellent client service both for our pet-owner customers as well as the over 17,000 independent animal hospitals we support throughout North America.

As always, on behalf of the Board of Directors and the rest of our organization I thank you for your continued confidence and support.

Sincerely,

Bob Antin
Chairman and Chief Executive Officer

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON THURSDAY, APRIL 14, 2016

The Notice of Internet Availability of Proxy Materials, the Proxy Statement,

and the VCA Inc. 2015 Annual Report are available at www.proxyvote.com.

Time and Place

The VCA Inc. Annual Meeting of Stockholders (“VCA” or the “Company”) will be held on Thursday, April 14, 2016, at 10:00 a.m., Pacific Time, at VCA’s corporate offices located at 12401 W. Olympic Boulevard, Los Angeles, California 90064-1022.

Items of Business

As a stockholder you will be asked to:

1.	Elect one Class II member of the Board of Directors for a three year term.

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

3.	Hold an advisory vote on the 2015 compensation of our named executive officers.

4.	Transact any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date

You may vote if you held shares of our common stock at the close of business on Friday, February 26, 2016.

Internet Availability

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to our stockholders. Rather than sending stockholders a paper copy of our proxy materials, we are sending a notice with instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efficient, less costly and limits our impact on the environment. This Proxy Statement and our 2015 Annual Report are available at: www.proxyvote.com.

Proxy Voting

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.

Tomas W. Fuller

Chief Financial Officer,

Vice President and Secretary

March 4, 2016

PROXY SUMMARY	1

2016 ANNUAL MEETING OF STOCKHOLDERS	1

MEETING AGENDA AND VOTING RECOMMENDATIONS	1

ITEM 1 – ELECTION OF DIRECTORS	1

ITEM 2 – RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

ITEM 3 – ADVISORY VOTE APPROVING 2015 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	2

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	4

CORPORATE GOVERNANCE	9

BOARD LEADERSHIP	9

DIRECTOR INDEPENDENCE	9

OUTSIDE ADVISORS	10

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS	10

RISK OVERSIGHT AND RISK ASSESSMENT	10

STOCKHOLDER NOMINATIONS AND PROPOSALS	11

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS	12

THE BOARD OF DIRECTORS AND ITS COMMITTEES	13

REPORT OF THE AUDIT COMMITTEE	18
AUDIT AND NON-AUDIT FEES	19

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES	19

ITEM 1: ELECTION OF DIRECTORS	20

NOMINEES	21

ITEM 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22

ITEM 3: ADVISORY VOTE ON 2015 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	23

EXECUTIVE MANAGEMENT OF THE COMPANY	24

EXECUTIVE COMPENSATION	25

WHAT YOU NEED TO KNOW ABOUT OUR EXECUTIVE COMPENSATION PROGRAM	25
KEY POINTS ABOUT OUR EXECUTIVE COMPENSATION PROGRAM IN 2015	27

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SUMMARY COMPENSATION TABLE	50
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015	52
OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END	53
SUMMARY OF EQUITY COMPENSATION PLAN	54
PENSION BENEFITS	55
EMPLOYMENT AGREEMENTS; POST-RETIREMENT MEDICAL BENEFITS COVERAGE AGREEMENTS; POST-TERMINATION CONSULTING AGREEMENTS; SERP AGREEMENTS; PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL	56

COMPENSATION COMMITTEE REPORT	71

DIRECTOR COMPENSATION	72

CERTAIN TRANSACTIONS WITH RELATED PERSONS	73

LEGAL SERVICES	73

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	73

PRINCIPAL STOCKHOLDERS	74

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION	A-1

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read this proxy statement carefully in its entirety before voting. For more complete information regarding the Company’s 2015 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

2016 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, April 14, 2016, 10:00 a.m. Pacific Time

Location:	VCA Corporate Offices 12401 West Olympic Boulevard Los Angeles, California 90064

Record Date:	February 26, 2016

Voting:

Stockholders as of the record date are entitled to vote by Internet at www.proxyvote.com; by telephone at (800) 690-6903; by completing and returning their proxy card or voting instruction card; or in person at the Annual Meeting.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Board Recommendation
Item 1	Election of one Class II Director for a three year term	FOR

Item 2	Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2016	FOR

Item 3	Advisory Vote Approving 2015 Compensation of our Named Executive Officers	FOR

ITEM 1 - ELECTION OF DIRECTORS

We are asking you to vote “FOR” the director nominee listed below to serve a three-year term as the Class II Director. Set forth below is summary information about the director nominee.

Name and Principal Occupation	Age	Director Since	Independent	Committee Memberships
Robert L. Antin,
Chairman of the Board, Chief Executive Officer, & President of VCA Inc.	65	1986	No	n/a

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ITEM 2 - RATIFICATION OF APPOINTMENT OF KPMG LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016. The following table summarizes the fees KPMG billed us for professional services provided in 2015 and 2014.

	2015	2014
Audit fees	$1,687,000	$1,657,000
Tax fees (1)	$23,000	$67,000
Total	$1,710,000	$1,724,000

(1)	Represents fees for consultation on the tax impact of certain transactions in 2015 and 2014.

ITEM 3 - ADVISORY VOTE APPROVING

2015 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking you to vote “FOR” the advisory approval of our stockholders of the compensation paid to our named executive officers in 2015. While this vote is advisory and non-binding on us, our Board of Directors and the Compensation Committee value the opinion of our stockholders and will review and consider the outcome of this vote in considering future compensation arrangements.

Compensation Program Highlights

•

Senior management’s incentive compensation aligned with stockholders’ interest through use of absolute and relative performance metrics for our long-term equity awards. For the equity awards granted in 2015, we used the absolute performance metric of Adjusted EBITDA and a relative performance metric that compares the Company’s stock price to the Russell 3000® Index.

•

Long-term equity awards structured such that the executives must demonstrate performance over a two- to three-year period and also satisfy a four year vesting schedule to fully realize the value of equity awards. As structured, a maximum of 50% of an equity award may be earned in the year of grant with the remainder to be earned based on the Company’s performance over the following two fiscal years. The equity awards are further subject to a four year vesting schedule and consequently the value of the award to the executive is subject to the same increases or decreases in value as is the case for our stockholders. Annual performance targets for all three years of the performance period are established at the time of the grants.

•

Substantial majority of executive compensation is tied to performance and is considered “at-risk”. In 2015, approximately 89% of our Chief Executive Officer’s, and an average of 75% of each of our other executive officer’s, compensation is in the form of equity and cash performance based compensation.

•

Our executives are required to own a minimum amount of our stock. Our Chief Executive Officer is required to own stock with a value at least 4 times his base salary while each of our other executive officers is required to own stock with a value at least 2 times his base salary.

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•

Incentive compensation subject to a “clawback” policy that allows us to recover incentive compensation in certain instances. Our equity incentive plan allows the Company to withhold or “clawback” awards from current and former employees if the employee breaches his/her employment or participates in illegal activities, such as a breach of confidentiality or other agreements with the Company, theft, embezzlement, or certain other cause events. In addition, our Board of Directors has adopted a policy that permits us to recover performance based awards (including any performance based annual bonus awards and long-term incentive, equity-based awards) received by an executive officer in certain circumstances if our financial results are restated.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THESE PROXY MATERIALS?

This proxy statement is being sent to all of our stockholders of record as of the close of business on February 26, 2016, by VCA’s Board of Directors to solicit your proxy to be voted at VCA’s 2016 Annual Meeting of Stockholders which will be held on Thursday, April 14, 2016, at 10:00 a.m. Pacific Time, at our corporate offices at 12401 West Olympic Boulevard, Los Angeles, California 90064.

WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

There are three items of business scheduled to be voted on at the 2016 Annual Meeting:

•	Election of one Class II director to the Board of Directors.

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

•	An advisory vote on the compensation of the Company’s named executive officers.

We will also consider any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment or postponement, if necessary. Please note that at this time we are not aware of any such business, and the dates have passed for presenting any stockholder proposals pursuant to our bylaws and pursuant to the applicable securities rules.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

Our Board of Directors recommends that you vote:

•	“FOR” the election of its nominee to the Board of Directors.

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies, Robert L. Antin and Tomas W. Fuller, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

WHO MAY VOTE AT THE ANNUAL MEETING?

You may vote your shares of VCA common stock at the Annual Meeting if you were a holder of record of VCA common stock at the close of business on February 26, 2016, which we refer to as the “Record Date.” At that time, there were 81,199,412 shares of common stock outstanding, and approximately 304 holders of record. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, which we refer to as the “SEC”, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a

4 2016 Proxy Statement

Notice of Internet Availability of Proxy Materials to our stockholders of record and to beneficial owners of our stock. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

HOW CAN I GET ELECTRONIC ACCESS TO THE PROXY MATERIALS?

The Notice of Internet Availability of Proxy Materials provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet;
•	vote your shares after you have viewed our proxy materials;
•	request a printed copy of our proxy materials; and
•	instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

The Notice of Internet Availability of Proxy Materials, Proxy Statement, proxy card and the 2015 Annual Report are available at www.proxyvote.com.

HOW CAN I OBTAIN PAPER OR EMAIL COPIES OF PROXY MATERIALS?

The Notice of Internet Availability of Proxy Materials contains a toll-free telephone number, an email address, and a website where stockholders can request a paper or an email copy of the Proxy Statement, proxy card and the 2015 Annual Report. These proxy materials are available free of charge.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE NOTICE ABOUT THE INTERNET AVAILABILITY OF THE PROXY MATERIALS OR MORE THAN ONE PAPER COPY OF THE PROXY MATERIALS?

You may receive more than one notice of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice or more than one proxy card. To vote all of your shares by proxy, you must either (i) complete, date, sign and return each proxy card and voting instruction card that you receive or (ii) vote over the Internet or telephone the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of the notices).

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Most stockholders of VCA hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below there are some differences in how stockholders of record and beneficial owners are treated.

Stockholders of Record. If your shares are registered directly in your name with our Transfer Agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares and

5 2016 Proxy Statement

the Notice of Internet Availability of Proxy Materials is being sent directly to you by VCA. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

Beneficial Owner. If you hold your shares through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

HOW DO I VOTE?

Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to vote their shares whether or not they attend the meeting in person. If you are a stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting. You can vote by one of the following manners:

•

By Internet — Stockholders of record may submit proxies over the Internet by following the instructions on the proxy card. Stockholders who are beneficial owners may vote by Internet by following the instructions on the voting instruction card sent to them by their bank, broker, trustee or nominee.

•

By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on your proxy card and following the instructions. Stockholders of record will need to have the control number that appears on their proxy card available when voting. In addition, beneficial owners of shares living in the United States or Canada and who have received a voting instruction card by mail from their bank, broker, trustee or nominee may vote by phone by calling the number specified on the voting instruction card. Those stockholders should check the voting instruction card for telephone voting availability.

•

By Mail — Stockholders of record who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. Stockholders who are beneficial owners who have received a voting instruction card from their bank, broker or nominee may return the voting instruction card by mail as set forth on the card.

•

In Person — Stockholders of record may vote shares held in their name in person at the Annual Meeting. You also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Shares for which a stockholder is the beneficial holder but not the stockholder of record may be voted in person at the Annual Meeting only if such stockholder is able to obtain a legal proxy from the bank, broker or nominee that holds the stockholder’s shares, indicating that the stockholder was the beneficial holder as of the record date and the number of shares for which the stockholder was the beneficial owner on the record date.

6 2016 Proxy Statement

Stockholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card or voting instruction card, but not by more than one method. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the inspector of election will be counted, and each previous vote will be disregarded.

WHAT IS A BROKER NON-VOTE?

Applicable rules permit brokers to vote shares held in street name on routine matters when brokers have not received voting instructions from the beneficial owner on how to vote those shares. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. Shares that are not voted on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter scheduled to be voted on at the meeting.

WHAT ROUTINE MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

The ratification of KPMG LLP as our independent registered public accounting firm for 2016 is the only routine matter to be presented at the Annual Meeting and is the only item on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

WHAT NON-ROUTINE MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

The non-routine matters to be presented at the Annual Meeting on which brokers may not vote unless they have received specific voting instructions from beneficial owners are:

•	Election of one member to the Board of Directors.
•	An advisory vote on the compensation of the Company’s named executive officers.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes are included in determining whether a quorum is present. In tabulating the voting results for the items to be voted on at the 2016 Annual Meeting, shares that constitute abstentions and broker non-votes will have no effect on the vote for any matter scheduled to be voted on at the meeting.

HOW CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•	First, you may send a written notice to VCA Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064, stating that you would like to revoke your proxy.
•	Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.
•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If your shares are held in street name and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.

WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A majority of VCA’s outstanding shares as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•	are present and vote at the Annual Meeting; or

7 2016 Proxy Statement

•	properly submit a proxy card, vote by telephone or vote over the Internet.

Broker non-votes also are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE ITEMS?

ITEM	APPROVAL REQUIRED
Item 1 — Election of directors

To be elected in an uncontested election a nominee must receive the “FOR” vote of a majority of the votes cast for the election of directors at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the election of the nominee.

Item 2 — Ratification of appointment of independent registered public accounting firm

To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

Item 3 — Advisory vote on the compensation of the Company’s named executive officers

To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

WHO PAYS FOR THE COST OF THIS PROXY SOLICITATION?

We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

IS THERE A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. for any purpose relevant to the Annual Meeting. To arrange to view this list during the times specified above, please contact the Secretary of the Company.

8 2016 Proxy Statement

CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of the Board of Directors. We keep the members of our Board of Directors informed of our business through frequent discussions with management, materials we provide to them, visits to our offices and their participation in Board of Directors and committee meetings.

We believe transparent, effective, and accountable corporate governance practices are key elements of our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, several of our key governance initiatives are summarized below.

BOARD LEADERSHIP

VCA is led by its founder, Robert L. Antin, who has served as our Chairman of the Board, Chief Executive Officer and President since our inception in 1986. We believe that combining the role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for VCA and provides for a single, clear focus for management to execute the Company’s strategy and business plan. Mr. Antin’s industry expertise and intimate knowledge of VCA’s operations make him uniquely positioned and qualified to serve in these capacities, and we believe Mr. Antin is seen by our customers, business partners, investors and other stakeholders as providing strong leadership for the Company and the industry.

VCA does not have a lead director and does not believe that appointing a lead director would materially impact the performance of the Board of Directors, as it currently employs a variety of structural and operational controls that serve the same purpose. For example, our independent directors meet regularly in executive sessions without management present. This allows our independent directors to speak candidly on any matter of interest, without the Chief Executive Officer or other managers present. Moreover, each committee chair acts as “presiding director” for Board of Directors’ discussions on topics within the sphere of his committee. All members of the Board of Directors are free to suggest the inclusion of items on the agenda for meetings of the Board of Directors and its committees, and, to the fullest extent possible, all meeting materials and presentations are distributed to the Board of Directors in advance, allowing efficient use of time during meetings for questions and comprehensive deliberations. All members of the Board of Directors have direct and complete access to the Company’s management at all times, subject to reasonable time constraints and their judgment. Additionally, the Chief Executive Officer’s performance and compensation are evaluated and determined by the Compensation Committee, which is comprised solely of independent directors. Finally, each committee of the Board of Directors, all of which are comprised solely of independent directors, has the right at any time to retain independent outside financial, legal or other advisors.

DIRECTOR INDEPENDENCE

NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Except for Robert L. Antin, who serves as our Chairman of the Board, Chief Executive Officer and President, none of the members of our Board of Directors is an employee of VCA. Our Board of Directors has determined that four of our five current directors are independent under the NASDAQ Global Select Market listing standards. We refer to each of these directors as an “independent director.” Our independent directors are: John M. Baumer, John B. Chickering, Jr., John Heil and Frank Reddick. In determining Mr. Reddick’s independence, the Board of Directors considered Mr. Reddick’s position as a partner at Akin Gump Strauss Hauer & Feld LLP, which provides legal services to us. In addition, all of the directors currently serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent under the NASDAQ Global Select Market listing standards.

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OUTSIDE ADVISORS

The Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee may each retain outside advisors and consultants of their choosing at VCA’s expense.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

Our Board of Directors has adopted a set of Corporate Governance Guidelines which govern, among other things, criteria for membership on the Board of Directors, vacancies on the Board of Directors, director responsibilities, director education, and committee composition and charters.

We have also adopted a Code of Ethics and Business Conduct designed to set the standards of business conduct and ethics, help our directors and employees resolve ethical issues, and to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Our Code of Ethics and Business Conduct applies to our Chief Executive Officer, Chief Financial Officer, our senior financial executives, our directors when acting in their capacity as directors, and to all of our employees. Employees may submit concerns or complaints regarding audit, accounting, internal controls or other ethical issues on a confidential basis to our Audit Committee by means of an anonymous toll-free telephone call or email. We investigate all concerns and complaints.

We intend to disclose on our website amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct which applies to our directors and our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer/Controller, other executive officers, and other persons performing similar functions and amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct described in Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”.

You can access our Corporate Governance Guidelines, our Code of Ethics and Business Conduct, along with other materials such as our committee charters, on our website at http://investor.vca.com.

RISK OVERSIGHT AND RISK ASSESSMENT

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company’s objectives and to maintain stockholder value. The fully independent Audit Committee is primarily responsible for overseeing the Company’s exposure to financial risk and reviewing the steps the Company’s management has taken to monitor and control such exposure. The Audit Committee meets at least six times per year, in addition to periodic meetings with management and internal and independent auditors to accomplish its purpose. Additionally, each of the committees of the Board of Directors considers the risks within its area of responsibilities. We believe that the leadership structure of our Board of Directors supports its effective oversight of the Company’s risk management.

In 2015, certain members of the Company’s senior management and the Compensation Committee, in consultation with outside counsel, assessed whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included reviewing various elements of the Company’s compensation policies and practices. Among other things, the Compensation Committee considered that (a) the compensation program for the executive officers and other key personnel adequately balances the components of total direct compensation (i.e., annual base salary, annual cash performance awards and/or cash bonuses and long-term equity awards), (b) the annual base salary for all employees, including executive officers, provides a level of assured cash compensation that reduces incentive

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for risk-taking, (c) the annual cash bonus component of non-executive employees’ total direct compensation is small compared to the annual base salary component and, as a result, unlikely to give rise to excessive risk-taking by non-executive employees, (d) the annual cash performance awards to executive officers are typically based on the Company’s Adjusted EBITDA or other similar performance metrics that correlate such awards to the Company’s overall financial performance, and (e) the Company’s performance-based equity awards typically have a four-year vesting period that ensures that the employees’ interests align with the Company’s stockholders’ interests and reduces incentive for short-term risk taking behavior. Based on this review, the Compensation Committee determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholder Nominations to the Board of Directors

Stockholders who wish to nominate a candidate for election as a director at the 2017 annual meeting of stockholders must submit their nomination in writing to the Company at our principal executive offices following the close of business on Thursday, December 15, 2016, and no later than the close of business on Friday, January 13, 2017, or, in the event the Company’s 2017 annual meeting of stockholders is advanced more than 30 days or delayed more than 70 days from the anniversary of the date of the 2016 Annual Meeting, by the close of business on the tenth day following the day on which public announcement of the 2017 annual meeting is first made by the Company.

Stockholders who wish to nominate a candidate for election as a director at the 2017 annual meeting of stockholders and wish to have such nominated candidate included in the proxy materials to be distributed in connection with the 2017 annual meeting of stockholders must submit their nomination in writing to the Company at our principal executive offices following the close of business on Wednesday, October 5, 2016, and no later than the close of business on Friday, November 4, 2016, or, in the event the Company’s 2017 annual meeting of stockholders is advanced more than 30 days or delayed more than 30 days from the anniversary of the date of the 2016 Annual Meeting, by the later of (i) the close of business on the date that is 180 days prior to the 2017 annual meeting or (ii) the close of business on the tenth day following the day on which public announcement of the 2017 annual meeting is first made by the Company.

To be in proper form, a stockholder’s notice must include the information required by our bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating stockholder required by Section 14 of the Exchange Act. The Company may refuse to consider any nomination that is not timely or otherwise does not meet the requirements of our bylaws. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder nomination.

Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2017 annual meeting of stockholders must submit their proposals so that they are received at our principal executive offices no later than the close of business on Friday, November 4, 2016, or in the event the Company’s 2017 annual meeting is advanced more than 30 days or delayed more than 70 days from the anniversary of the date of the 2016 Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2017 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company’s proxy materials.

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In addition, stockholders who wish to introduce a proposal from the floor of the 2017 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company at our principal executive offices following the close of business on Thursday, December 15, 2016, and no later than the close of business on Friday, January 13, 2017, or, in the event the Company’s 2017 annual meeting of stockholders is advanced more than 30 days or delayed more than 70 days from the date of the 2016 Annual Meeting, by the close of business on the tenth day following the day on which public announcement of the 2017 annual meeting is first made by the Company.

To be in proper form, a stockholder’s notice must include the information required by our bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise does not meet the requirements of our bylaws or the SEC’s rules with respect to the submission of proposals.

You can find a copy of our bylaws in the Investor Relations section of the Company’s website (http://investor.vca.com) by clicking on Corporate Governance, or you may obtain a copy by submitting a request to VCA Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

We have significantly enhanced our stockholder engagement program over the last couple of years and are committed to fostering open and honest dialogue with our stockholders. Our Chairman of the Board periodically discusses corporate governance issues with our largest stockholders and is prepared to have similar discussions with other stockholders as well. If you would like to arrange for a call with our Chairman of the Board, or any of our other directors, you may send a letter to the Board of Directors of VCA Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064. Each communication must contain a clear notation indicating that it is a “Stockholder — Chairman of the Board Communication” or “Stockholder — Director Communication,” and each communication must identify the author as a stockholder. The Office of the Secretary will receive the letter and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

COMPOSITION OF OUR BOARD OF DIRECTORS

The following persons serve as members of our Board of Directors and serve on the Committees of the Board of Directors, as indicated:

		Age	Audit	Compensation	Nominating
Class I Directors	John M. Baumer Frank Reddick	48	X	X	X
		63

Class II Director	Robert L. Antin, Chairman of the Board	65

Class III Directors	John B. Chickering, Jr. John Heil	67	X	X	X
		63	X

Robert L. Antin, one of our founders, has served as our Chairman of the Board, Chief Executive Officer and President since our inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin currently serves on the board of directors of Rexford Industrial Realty, Inc. and Dog Vacay, Inc. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University.

Mr. Antin’s background as one of our founders and his service as our Chief Executive Officer and President since our inception enables him to bring to the Board of Directors valuable insights and perspectives about the Company, its business, operations and prospects, as well as the animal healthcare industry generally.

John M. Baumer has served as a member of our Board of Directors since September 2000. Mr. Baumer is a partner at Leonard Green & Partners, LP, where he has been employed since May 1999. Prior to joining Leonard Green & Partners, LP, he served as a Vice President in the Corporate Finance Division of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ, in Los Angeles. Prior to joining DLJ in 1995, Mr. Baumer worked at Fidelity Investments and Arthur Andersen LLP. Mr. Baumer served on the board of directors of Rite Aid Corporation from 2011 to 2013 and serves on the board of directors of Petco Animal Supplies, Inc. Mr. Baumer is a graduate of the University of Notre Dame and received his MBA from the Wharton School at the University of Pennsylvania.

Mr. Baumer’s experience in private equity investment makes him a valuable part of the Board of Directors, particularly as it relates to financings, operations, market developments, and strategic relationships, as well as enabling him to provide keen insight in the area of stockholder relations.

John B. Chickering, Jr. has served as a member of our Board of Directors since April 2004 and previously served as a director from 1988 to 2000. Mr. Chickering is a certified public accountant (inactive). Mr. Chickering is currently a private investor and independent consultant. Mr. Chickering served in a variety of executive positions within Time Warner, Inc. and Warner Bros., Inc., most recently as the Vice President—Financial Administration for Warner Bros. International Television Distribution until February 1996. Prior to

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his employment at Warner Bros., Mr. Chickering served as a staff accountant at KPMG Peat Marwick from August 1975 to June 1977. Mr. Chickering serves as Chairman of the Board of the Shakespeare Society of America, a privately held non-profit company with a 40+ year history of operating theatrical productions, a museum, a rare book reference library, extensive archives and a visual art collection. Mr. Chickering holds an MBA degree with emphasis in accounting and finance from Cornell University.

Mr. Chickering’s extensive corporate finance experience, his accounting experience and his knowledge of accounting principles and financial reporting rules and regulations enables Mr. Chickering to provide valuable service to the Board of Directors as chairman of the Audit Committee. Additionally, Mr. Chickering’s many years of experience as an executive of a public company enables him to make significant contributions to the deliberations of the Board of Directors, especially in connection with evaluating the financial performance of the Company.

John Heil has served as a member of our Board of Directors since February 2002 and previously served as a director from 1995 to 2000. Mr. Heil has served as a member of Tempur Sealy International, Inc.’s Board of Directors since March 2008 and currently serves on that board’s nominating and governance committee and compensation committee. In his most recent role, Mr. Heil served as Spectrum Brands, Inc.’s Co-Chief Operating Officer and President of Global Pet Supplies from January 2007 until his retirement in March 2013. From June 2004 until January 2007, Mr. Heil served as President of United Pet Group, a global manufacturer and marketer of pet supplies and a division of Spectrum Brands and United Industries. Mr. Heil first joined United Pet Group as Chairman and Chief Executive Officer in June 2000. Prior to joining United Pet Group, Mr. Heil spent twenty-five years with the H. J. Heinz Company in various executive and general management positions including President and Managing Director of Heinz Pet Products and President of Heinz Specialty Pet Foods. Mr. Heil holds a degree in economics from Lycoming College.

Mr. Heil’s experience in the pet care industry is of particular value to the Board of Directors as it provides a breadth and depth of understanding and insight that directly relates to the business of the Company. Additionally, Mr. Heil’s significant executive experience positions him to provide operational, financial and strategic planning insights with respect to the growth of the Company’s business and brand.

Frank Reddick has served as a director since February 2002. Mr. Reddick has been a partner at Akin Gump Strauss Hauer & Feld LLP, a global, full service law firm, since 2001. Mr. Reddick is the partner-in-charge of Akin Gump’s Los Angeles office and is a member of Akin Gump’s firm-wide audit committee. Mr. Reddick is principally engaged in the practice of corporate and securities law, with a concentration on corporate finance, mergers and acquisitions, corporate governance, joint ventures and other strategic alliances. With 35 years of experience, Mr. Reddick has represented a broad range of companies, including businesses in the apparel, engineering, food processing, healthcare, hospitality and gaming, outdoor advertising, retail, and various aspects of the entertainment industry, including motion picture, television, radio and video games. Mr. Reddick received his JD from the University of California, Hastings College of the Law.

Mr. Reddick’s formal legal training, his experience as a partner of a major international law firm, and experience representing companies with a diverse range of businesses provides a background and perspective that complements the skill sets of the other members of the Board of Directors.

BOARD COMMITTEES AND COMMITTEE RESPONSIBILITIES

VCA’s Board of Directors maintains three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, all of which are constituted solely of independent directors. Each committee meets regularly and has a written charter approved by the Board of Directors.

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AUDIT COMMITTEE

The Audit Committee consists of John M. Baumer, John B. Chickering, Jr. (Chairman) and John Heil, each an independent director and each financially literate as required by the NASDAQ Global Select Market listing standards. Our Board of Directors has determined that Messrs. Baumer, Chickering and Heil each qualify as “audit committee financial expert[s]” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. During 2015, the Audit Committee held eight meetings.

Among other matters, the Audit Committee:

•	engages and replaces the independent registered public accounting firm as appropriate;

•	evaluates the performance and independence of and pre-approves all services provided by the independent registered public accounting firm;

•	discusses with management, the internal auditor and the independent registered public accounting firm the quality of our accounting principles and financial reporting; and

•	oversees our internal controls.

Our Audit Committee charter is posted on our website at http://investor.vca.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee consists of John B. Chickering, Jr. (Chairman) and John M. Baumer, each an independent director. During 2015, the Nominating and Corporate Governance Committee held one meeting. The principal responsibilities of the Nominating and Corporate Governance Committee are to propose to the Board of Directors a slate of nominees for election by the stockholders at our annual meetings and to review and reassess the adequacy of the Corporate Governance Guidelines and recommend any proposed changes to the Board of Directors.

In considering director candidates, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Nominating and Corporate Governance Committee does believe, however, that all members of the Board of Directors should have high personal and professional ethics, integrity, practical wisdom and mature judgment, no conflict of interest that would interfere with their performance as a director of a public corporation, a commitment to serve on the Board of Directors over a period of several years, a willingness to represent the best interests of all stockholders and objectively appraise management performance and sufficient time to devote to matters of the Board of Directors.

The Board of Directors and the Nominating and Corporate Governance Committee believe that diversity with respect to viewpoint, skills and experience is an important factor in Board composition. Additionally, in April 2011, the Board of Directors amended the Corporate Governance Guidelines to clarify that gender, age and ethnic diversity are considered by the Nominating and Corporate Governance Committee when seeking and evaluating director candidates. The Board of Directors and the Nominating and Corporate Governance Committee also consider a variety of other factors, attributes and criteria, including each candidate’s (i) general understanding of marketing, finance and other disciplines relevant to the success of publicly traded companies, (ii) understanding of the Company’s business, (iii) education and professional background, personal and professional integrity, (iv) knowledge, skills and expertise and (v) personal accomplishments to ensure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board of Directors.

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Our Nominating and Corporate Governance Committee may employ a variety of methods for identifying and evaluating nominees for director, including stockholder recommendations. The Nominating and Corporate Governance Committee will consider candidates recommended by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws, as summarized in the “Questions and Answers” section of this Proxy Statement. The Nominating and Corporate Governance Committee will not evaluate candidates differently based on who made the recommendation for consideration. Our Nominating and Corporate Governance Committee charter is posted on our website at http://investor.vca.com.

COMPENSATION COMMITTEE

The Compensation Committee consists of John B. Chickering, Jr. (Chairman) and John M. Baumer, each an independent director and “outside director” (as such term is defined in Treasury Regulation 1.162-27(e)(3)). During 2015, the Compensation Committee held three meetings and acted four times by unanimous written consent. The Compensation Committee:

•

assists the Board of Directors in ensuring a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company;

•	establishes the compensation of all of our executive officers; and

•

administers the Company’s incentive programs, including the VCA Inc. 2006 Equity Incentive Plan, which we refer to as the “2006 Equity Incentive Plan,” the VCA Inc. 2015 Equity Incentive Plan, which we refer to as the “2015 Equity Incentive Plan,” the VCA Inc. 2007 Annual Cash Incentive Plan, which we refer to as the “2007 Cash Incentive Plan,” and the VCA Inc. 2015 Annual Cash Incentive Plan, which we refer to as the “2015 Cash Incentive Plan.”

The Compensation Committee is responsible for overseeing the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board of Directors. The Compensation Committee seeks the views of our Chief Executive Officer with respect to establishing appropriate compensation packages for the executive officers (other than the Chief Executive Officer). The Compensation Committee also has the authority to delegate its responsibilities to subcommittees of the Compensation Committee if it determines such delegation would be in the best interest of the Company.

The Compensation Committee generally meets in executive session, with no member of management being present at the meetings. In addition, the Compensation Committee may request that any of our directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Compensation Committee requests.

The Compensation Committee has the sole authority to retain independent counsel or other advisors, as it deems necessary in connection with its responsibilities at the Company’s expense. The Compensation Committee also has the sole authority to retain and terminate compensation consultants.

Our Compensation Committee charter is posted on our website at http://investor.vca.com.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our Board of Directors consists of John B. Chickering, Jr. and John M. Baumer. None of the members of the Compensation Committee was an officer or employee of the Company at any time during 2015. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

ATTENDANCE AT MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 2015, the Board of Directors held five meetings and acted once by unanimous written consent. VCA’s independent directors regularly meet in executive session without management present. During 2015, our Committees met an aggregate of twelve times.

In 2015, all of our directors attended 75% or more of the aggregate of (i) the total number of meetings held by the Board of Directors, excluding meetings for which the director was required to recuse himself and (ii) the total number of meetings held by all committees on which they served.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Company encourages, but does not require, all directors and director nominees to attend our annual meetings of stockholders. Four of our directors attended our 2015 Annual Meeting of Stockholders.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee Report does not constitute “soliciting material,” and shall not be deemed “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

The Committee is responsible for overseeing, on behalf of the Board of Directors, the Company’s accounting and financial reporting process and the audits of VCA’s financial statements. The Committee acts only in an oversight capacity and relies on the work and assurances of management, which has the primary responsibility for the financial reporting process, including the system of internal controls, and the financial statements.

The Committee has:

•	reviewed and discussed the audited financial statements with management and the independent registered public accounting firm;
•

discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (PCOAB) Auditing Standard No. 16 (Communication with Audit Committees);

•

received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCOAB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence from the Company and its management; and

•

considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the accountant’s independence, and has concluded that the independent registered public accounting firm is independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Audit Committee

John M. Baumer

John B. Chickering, Jr.

John Heil

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AUDIT AND NON-AUDIT FEES

The following table sets forth the aggregate fees billed to us by KPMG LLP, our independent registered public accounting firm, for professional services rendered during the years ended December 31, 2015 and 2014.

	2015	2014

Audit fees	$1,687,000	$1,657,000
Tax fees (1)	$23,000	$67,000

Total	$1,710,000	$1,724,000

(1)	Represents fees for consultation on the tax impact of certain transactions in 2015 and 2014.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

The Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services and fees provided by our independent registered public accounting firm. The Audit Committee’s pre-approval policy requires that all audit and permissible non-audit services and fees be pre-approved by the Audit Committee. Specific pre-approval is not required for permissible non-audit services provided that they:

•	do not, in the aggregate, amount to more than five percent of total revenues paid by the Company to the independent registered public accounting firm in the year in which the services are provided;

•	were not recognized by the Company as non-audit services at the time of the relevant engagement; and

•	are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its designated representatives) prior to the completion of the annual audit.

Pursuant to the pre-approval policy, the Audit Committee’s Chairman is delegated the authority to pre-approve audit and non-audit services and fees, provided he reports those approvals at the next meeting of the Audit Committee. The term of any pre-approval granted by the Audit Committee with respect to a given service is twelve months. All fees in excess of pre-approved levels require specific pre-approval by the Audit Committee. All audit and permissible non-audit services provided to us in connection with 2015 were approved by the Audit Committee.

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ITEM 1: ELECTION OF DIRECTORS

We have five members on our Board of Directors. Four of the five members of our Board of Directors have been determined by our Board of Directors to meet the independence requirements of the NASDAQ Global Select Market listing standards.

As provided in our Amended and Restated Certificate of Incorporation, the Board of Directors has been grouped into three classes, as nearly equal in number as possible, which are elected for staggered terms. The terms of our Class I directors expire at our 2018 annual meeting. Our Class II director will be elected at this Annual Meeting and will hold office for three years until the 2019 annual meeting and thereafter until his successor is duly elected and qualified. The terms of our Class III directors expire at our 2017 annual meeting. In accordance with our Corporate Governance Guidelines, any director appointed to fill a vacant seat in a class other than the class of directors whose terms expire at the next annual meeting of stockholders will stand for re-election at the next annual meeting of stockholders.

Although we know of no reason why the nominee would not be able to serve, if the nominee is unavailable for election, the proxies will vote your common stock to approve the election of any substitute nominee proposed by our Nominating and Corporate Governance Committee. The Board of Directors may choose to reduce the size of the Board, as permitted by our bylaws, provided we maintain the number of independent directors required by the listing standards of the NASDAQ Global Select Market. The Board of Directors has no reason to believe that the nominee will be unwilling or unable to serve if elected as director.

In the election of the Class II director, you may either vote “for,” “against” or “abstain.” Cumulative voting is not permitted. In February 2013, our Board of Directors adopted a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which, as of the record date, the number of nominees does not exceed the number of directors to be elected at the annual meeting. Under our majority voting standard, in uncontested elections of directors, such as this election, the director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes “withheld” or cast “against” the nominee. For these purposes, abstentions will not count as a vote “for,” “withheld” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will have no effect on the election of directors as brokers are not entitled to vote on this proposal.

If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director must promptly tender his or her resignation to the Board of Directors after certification of the election results of the stockholder vote. The Board of Directors will act on the tendered resignation, taking into account any stated reasons for “against” votes, whether the underlying cause or causes of the “against” votes are curable, the factors, if any, set forth in our Nominating and Corporate Governance Charter or other policies that are to be considered by our Nominating and Corporate Governance Committee in evaluating potential candidates for the Board, the length of service of such director, such director’s past contributions to the Company, and such other factors or information that the Board of Directors deems relevant. The Board of Directors’ decision and the rationale behind the decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the deliberations or the decision of the Board of Directors with respect to his or her resignation.

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NOMINEES

The Board of Directors proposes the following candidate for election as a Class II director:

Robert L. Antin, one of our founders, has served as our Chairman of the Board, Chief Executive Officer and President since our inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin currently serves on the board of directors of Rexford Industrial Realty, Inc. and Dog Vacay, Inc. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University.

Mr. Antin’s background as one of our founders and his service as our Chief Executive Officer and President since our inception enables him to bring to the Board of Directors valuable insights and perspectives about the Company, its business, operations and prospects, as well as the animal healthcare industry generally.

Our nominee for election as the Class II director, Robert L. Antin, has agreed to be named in this Proxy Statement and to serve if elected.

Required Vote and Recommendation of the Board

To be elected in an uncontested election, a nominee must receive the affirmative vote of a majority of the votes cast, in person or by proxy, for the election of directors at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the election of the nominee. All proxies will be voted in favor of the nominee unless a contrary vote is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE IDENTIFIED ABOVE.

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ITEM 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has engaged the firm of KPMG LLP to continue to serve as our independent registered public accounting firm for the current year ending December 31, 2016. KPMG LLP has served as VCA’s principal independent registered public accounting firm since June 14, 2002.

We are asking the stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016. The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, will require the affirmative vote of a majority of the votes cast at the Annual Meeting.

A representative of KPMG LLP is expected to attend the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Annual Meeting.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, is required to ratify the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. All proxies will be voted to approve the appointment unless a contrary vote is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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ITEM 3: ADVISORY VOTE ON 2015 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers. The Executive Compensation section beginning on page 22 and the Compensation Discussion and Analysis beginning on page 25 of this Proxy Statement describes the Company’s compensation program and the compensation decisions made by the Board of Directors and the Compensation Committee with respect to our named executive officers. The Board of Directors is asking our stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the executive officers of the Company named in the Summary Compensation Table, as disclosed in the Company’s Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

While the advisory vote the Board of Directors is asking you to cast is non-binding, the Board of Directors and the Compensation Committee value the view of the Company’s stockholders and will review and consider the voting results when making future decisions regarding our executive compensation program. The Company currently intends to hold such advisory votes on an annual basis and the next such vote will be held at the Company’s 2016 Annual Meeting of stockholders.

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, is required to approve, on an advisory basis, the compensation of Company’s named executive officers. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. All proxies will be voted in favor of this proposal unless a contrary vote is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE MANAGEMENT OF THE COMPANY

The following persons serve as our executive officers:

Executive Officers	Age	Present Position
Robert L. Antin	65	Chairman of the Board, Chief Executive Officer and President
Arthur J. Antin	69	Chief Operating Officer and Senior Vice President
Neil Tauber	65	Senior Vice President of Development
Tomas W. Fuller	58	Chief Financial Officer, Principal Accounting Officer, Vice President and Secretary
Josh Drake	48	President, Antech Diagnostics

Our executive officers are appointed by and serve at the discretion of our Board of Directors. Robert L. Antin and Arthur J. Antin are brothers. There are no other family relationships between any director and/or any executive officer of the Company.

Robert L. Antin, one of our founders, has served as our Chairman of the Board, Chief Executive Officer and President since our inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University. Mr. Antin’s background as one of our founders and his service as our Chief Executive Officer and President since our inception enables him to bring to the Board of Directors valuable insights and perspectives about the Company, its business, operations and prospects, as well as the animal healthcare industry generally. Mr. Antin currently serves on the board of directors of Rexford Industrial Realty, Inc. and Dog Vacay, Inc.

Arthur J. Antin, one of our founders, has served as our Chief Operating Officer and Senior Vice President since our inception. From 1986 until June 2004, Mr. Antin also served as our Secretary and as a director. From October 1983 to September 1986, Mr. Antin served as Director of Marketing/Investor Relations of AlternaCare Corp. At AlternaCare Corp., Mr. Antin developed and implemented marketing strategies for a network of outpatient surgical centers. Mr. Antin received an MA in Community Health from New York University.

Neil Tauber, one of our founders, has served as our Senior Vice President of Development since our inception. From 1984 to 1986, Mr. Tauber served as the Director of Corporate Development at AlternaCare Corp. At AlternaCare Corp., Mr. Tauber was responsible for the acquisition of new businesses and syndication to hospitals and physician groups. From 1981 to 1984, Mr. Tauber served as Chief Operating Officer of MDM Services, a wholly owned subsidiary of Mediq, a publicly held health care company, where he was responsible for operating and developing a network of retail dental centers and industrial medical clinics. Mr. Tauber holds an MBA from Wagner College.

Tomas W. Fuller joined us in January 1988 and served as Vice President and Controller until September 1991 when he became Chief Financial Officer. In June 2004, Mr. Fuller became Secretary. From 1980 to 1987, Mr. Fuller worked at Arthur Andersen LLP, the last two years of which he served as audit manager. Mr. Fuller received his BA in economics from the University of California at Los Angeles.

Josh Drake joined us in 1992. In February 2008, Mr. Drake became the President of Antech Diagnostics, our laboratory division. Over the past five years, Mr. Drake has held various positions at VCA including Group Vice President of our animal hospital division, Group Vice President, Antech Diagnostics and Senior Vice President, Antech Diagnostics. Mr. Drake received his BS in economics from the University of California at Santa Barbara.

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EXECUTIVE COMPENSATION

WHAT YOU NEED TO KNOW ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

This section provides a high-level summary of what you need to know about our compensation program for our named executive officers (referred to as our executives or executive officers throughout this section) before you vote on the compensation of our named executive officers. For more details, be sure to review the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 25.

The Goals of Our Executive Compensation Program

1. REWARD	2. PAY FOR PERFORMANCE	3. CONTINUE TO MAKE PAY INCENTIVE-BASED	4. REFLECT FEEDBACK FROM OUR STOCKHOLDERS
Our executives who have primary responsibility for driving the success of our business.	By linking our executives’ pay directly to our performance as a business.	Which means that our executives don’t receive significant portions of their pay unless the Company achieves certain performance and financial goals.	By periodically soliciting our stockholders’ views on our compensation program.

The Company’s Success in 2015

2015 was an excellent year for the Company and our business. Our success wouldn’t have been possible without the continued dedication and hard work of all of our employees and executives and the support of our stockholders.

YOUR VOTE MATTERS

We recommend that you vote “for” the compensation of the Company’s Named Executive Officers, on an advisory basis. By challenging our senior management with performance-based pay, our executive compensation program has contributed to us achieving our collective goals, namely, to increase the Company’s earnings and the value of our stock.

By challenging our senior management with incentive-based pay, our executive compensation program requires our executives to focus on increasing the Company’s earnings which has led to the continued success of the Company and an increase in the value of our stock. Here are some highlights from 2015:

2015 Saw Strong Financial Performance

Revenue	Increased 11.2% to $2.1 billion
Gross Profit	Increased 14.7% to $510.1 million
Animal Hospital Same-Store Revenue	Increased 6.1% to $1.5 billion
Adjusted EBITDA[1]	Increased 16.2% to $423.3 million
Adjusted Operating Income	Increased 18.1% to $348.6 million
Adjusted Net Income	Increased 18.0% to $196.2 million
Adjusted Diluted Earnings Per Share	Increased 25.9% to $2.38 per share

[1]	See Appendix A for a reconciliation of Adjusted EBITDA, Adjusted Net Income excluding amortization and Adjusted Diluted Earnings Per Share excluding amortization to their most relevant GAAP amounts.

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Our Stock Price Out Performed the Market in 2015

The Company’s stock price increased to $55.00 as of the close of the market on December 31, 2015, from $48.77 at the end of 2014, an increase of 13%. The closing price per share of our common stock on February 26, 2016 as quoted on the NASDAQ Global Select Market was $51.42. See the chart below for a visual representation of how our stock price increased during the 2015 calendar year.

Other Notable Achievements in 2015

We continued to successfully execute on our animal hospital acquisition strategy which represents an important part of our revenue growth. In 2015 we acquired 55 independent animal hospitals with historical combined revenue of over $122 million, bringing to 682 the total number of animal hospitals we operate or manage throughout North America.

We achieved all of the above while continuing to return value to our stockholders through our share repurchase programs. Since the start of our share repurchase programs in April 2013, we have returned $424.2 million to our stockholders through share repurchases through December 31, 2015.

Our overall financial results are more fully described in our Annual Report on Form 10-K filed with the SEC on February 26, 2016.

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KEY POINTS ABOUT OUR EXECUTIVE COMPENSATION PROGRAM IN 2015

As we continue to refine and improve our executive compensation program each year, one of our primary objectives is to stay attuned to stockholder feedback and adjust our program as appropriate. The following key points address areas of concern raised by our stockholders over the past years. We believe this information will help you to make an informed vote about whether to approve, on an advisory basis, the Company’s executive compensation program.

Changes We Made to Our Executive Compensation Program in 2015

Based on feedback from our institutional advisors and significant stockholders, we have made the following changes to our executive compensation program in 2015:

Responded to stockholder feedback and reduced the use of Adjusted EBITDA as a performance metric	Want more information?

Over the past several years some of our stockholders expressed concerns about the use of Adjusted EBITDA as a performance metric for both our short-term and long term incentive awards. These stockholders expressed the preference that we use different metrics or objectives in our long-term equity program and our annual cash incentive program. Our Compensation Committee believes that Adjusted EBITDA is an important performance metric for our senior

Thank you for taking the time to read this summary of the Company’s executive compensation program. For more details, be sure to review the “Compensation Discussion and Analysis” starting on the next page.

management because it is a measure used by the Board of Directors, management, stockholders, and the investment community to measure the Company’s financial success and overall performance. Consequently, we have continued to include Adjusted EBITDA as a performance metric in our long-term equity incentive awards but in 2015 we have discontinued the use of Adjusted EBITDA as a performance metric for our annual cash performance awards.

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Further strengthened senior management’s alignment with stockholders through use of absolute and relative performance metrics for our long-term equity awards, which are distinct from the performance metrics used in our cash incentive program.

Our 2015 long-term equity incentive awards focused on two performance metrics: Adjusted EBITDA, our historical preferred absolute performance metric, and a relative performance metric that compares the Company’s stock price at the end of each of these fiscal years versus the cumulative performance of the Russell 3000® Index.

We have structured our long-term equity awards such that our executives must demonstrate performance over two to three years and also satisfy a four year vesting schedule in order to fully realize the value of the award.

Our Compensation Committee believes that the design of our long-term equity compensation program aligns our executive’s performance with the interests of our stockholders. The equity awards in 2015 are structured in a manner that requires the executives to deliver year-over-year improvement in performance over two to three years to fully earn the value of the award. As structured, a maximum of 50% of an equity award may be earned in 2015 with the remainder to be earned based on performance over the next two fiscal years. The equity awards are further subject to four year vesting and consequently are subject to the same increases or decreases in value as is the case for our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis explains the philosophy and objectives of our executive compensation program. The Board of Directors has determined that for fiscal year 2015, the following executives are the Company’s “Named Executive Officers” (referred to as our executives or executive officers throughout this section):

Executive	Position
Robert L. Antin	Chairman of the Board, Chief Executive Officer and President
Arthur J. Antin	Chief Operating Officer and Senior Vice President
Tomas W. Fuller	Chief Financial Officer, Vice President and Secretary
Neil Tauber	Senior Vice President of Development
Josh Drake	President, Antech Diagnostics

The compensation and benefits provided to our executive officers in 2015 are set forth in detail in the Summary Compensation Table and other tables that follow this Compensation Discussion and Analysis, and in the footnotes and narrative to such tables.

Our Philosophy for Executive Compensation

We believe that compensation of our executives and other officers should be directly linked to our operating performance. As a result, we evaluate the performance of individual officers based on whether they achieve the Company’s overall performance goals, which include increasing the value of our stock over time. This means that our executive compensation program is focused on Company performance rather than individual performance.

This compensation program recognizes that executives with the most senior leadership positions within our Company have the greatest ability to influence our performance. As a result, the annual and long-term incentive awards as a percentage of total compensation for our executives are greater than that of our other employees.

Our Program Objectives

The Compensation Committee evaluates both performance and compensation annually to ensure that the program continues to meet these objectives. Overall, we have designed our executive compensation program to:

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We believe that each element of our executive compensation program (described starting on page 32) helps us to achieve one or more of our compensation objectives.

COMPENSATION PROGRAM HIGHLIGHTS

Our executive compensation program is comprised of elements that support our compensation objectives. A brief description of each element is highlighted in the table below. For more details, review “Elements of Our Executive Compensation Program” starting on page 32.

TOTAL DIRECT COMPENSATION	Compensation Element	Characteristics	Primary Purpose
	Base Salary	• Fixed cash compensation. • Increases primarily driven by individual performance and market positioning • Used to calculate other components of compensation	• Provides a competitive fundamental level of cash compensation based on individual performance, level of responsibility, and experience • Supports the attraction of talented executives
Annual Cash Incentive Award

•   Annual variable cash compensation based on quantitative and qualitative performance metrics including laboratory operating income, adjusted hospital gross profit, hospital same-store growth, adjusted hospital gross profit margin, and adjusted diluted earnings per share

•   Award target set as a percentage of base salary

• Rewards executive for short-term Company and individual performance • Supports the attraction and retention of talented executives
Long-term Equity Incentives

•   Performance based restricted stock units which can be earned over a two to three year period based upon achievement of absolute and comparative performance metrics

•   Earned restricted stock units (by reference to performance measures) subject to four year vesting from date of grant, consequently the value of the awards are not fully realized by our executives until 2019

•   Benefits realized will depend on our stock price, achievement of performance metrics, and continued service with the Company

•   Links the interests of the executive to the interests of the Company’s stockholders through changes in Company’s stock price over time

•   Rewards executive for enterprise-wide performance

•   Supports the attraction and retention of talented executives

Other Benefit Plans and Programs		• Perquisites and other executive benefits • Retirement, termination and other separation of service benefits	• Supports the attraction and retention of talented executives

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In addition to the key elements highlighted in the table above, our compensation program is designed to incorporate the following features that we believe are beneficial to our stockholders:

PROGRAM FEATURE	WHAT IT MEANS FOR YOU
Pay for performance

Our executive officers earn the majority of their compensation only if the Company achieves certain performance objectives, which are designed to increase the value of our stock.

As reflected in the charts below, only 11% of our Chief Executive Officer’s total direct compensation and an average of 25% of our other executives’ total direct compensation in 2015 was paid in the form of base salary.

The majority of our executives’ pay is “at-risk”

As reflected in the charts below, 89% of our Chief Executive Officer’s total direct compensation and an average of 75% of our other executives’ total direct compensation in 2015 is “at-risk” based on the executive’s performance and/or future stock performance.

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PROGRAM FEATURE	WHAT IT MEANS FOR YOU
Total Direct Compensation reflects what is earned by our executives for performance in any given year

2015 total direct compensation is calculated as the sum of each executive’s base salary, annual cash incentive award, and the value of the 2015, 2014, and 2013 long-term equity incentive awards earned for 2015 performance based on the grant date fair value of each equity award.

	Executive	Base Salary	Annual Cash Incentive Award	Long-Term Equity Awards	Total Direct Compensation
	Robert L. Antin, Chief Executive Officer	$1,031,391	$2,535,000	$5,450,021	$9,016,412
	Arthur J. Antin, Chief Operating Officer	$653,645	$591,850	$1,149,975	$2,395,470
	Tomas W. Fuller, Chief Financial Officer	$442,689	$455,000	$1,000,002	$1,897,691
	Neil Tauber, Sr. VP of Development	$442,689	$455,000	$950,053	$1,847,742
	Josh Drake, Pres. of Antech Diagnostics	$409,000	$275,575	$1,049,986	$1,734,561

We require executives to own a minimum amount of Company stock

Since our executives are required to hold Company stock, this serves as further incentive for our executives to increase the value of our stock. The Company’s stock ownership guidelines require our directors and executives to maintain the following levels of ownership of our stock:

	• Directors – At least 4 times his/her annual cash retainer
	• Chief Executive Officer – At least 4 times his/her base salary
	• Other Named Executive Officers – At least 2 times his/her base salary
	All of our directors and executives currently meet our stock ownership guidelines.
We prohibit any form of hedging activities in Company stock

We prohibit any form of hedging activities in Company stock by our executives and our directors including engaging in short sales, dealing in puts and calls of Company stock, or other transactions designed to minimize the risk inherent in owning Company stock.

We have adopted a “clawback” policy that allows us to recover incentive compensation in certain instances

Our equity incentive plan allows the Company to withhold or “clawback” awards from current and former employees if the employee breaches his/her employment obligations or participates in illegal activities, such as a breach of confidentiality or other agreements with the Company, theft, embezzlement, or certain other cause events. In addition, our Board of Directors has adopted a policy that permits us to recover performance based awards (including any performance based annual bonus awards and long-term incentive, equity-based awards) received by an executive officer in certain circumstances if our financial results are restated.

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PROGRAM FEATURE	WHAT IT MEANS FOR YOU
We limit new employment agreements

Our Chief Executive Officer and our Chief Operating Officer have employment agreements that were entered into in 2001 (and not materially amended since that date) that provide for automatic renewal features, severance arrangements on a change-in-control based on a “single trigger” and a gross up for taxes. These are contractual rights held by these executives and cannot be unilaterally altered by the Company. The Compensation Committee has adopted a policy that it will not authorize any new employment agreement that includes automatic renewal features, or any new employment agreements or severance arrangements with executive officers that provide for a “single trigger” or excise tax gross up upon a change in control of the Company. This means that if there is a change in the Company’s ownership, any executive with a new employment agreement would not receive change in control benefits immediately. He/she must be terminated in order to receive benefits upon a change in control of the Company. Furthermore, the executive would not receive a gross up, which is designed to cover the cost of taxes on change in control benefits.

Our Compensation Committee is comprised entirely of independent directors	The Compensation Committee makes executive compensation decisions that are unbiased and independent from management influence.
Our Compensation Committee conducts an annual review and assessment of potential compensation- related risks in our programs	We concluded that our compensation programs do not encourage behaviors that would create risks reasonably likely to have an adverse effect on the Company.

RESPONSE TO 2015 SAY-ON-PAY VOTE

At our 2015 Annual Meeting our advisory vote on our executive compensation passed, with 95% of those stockholders voting on the matter voting “for” our executive compensation program. Our Board of Directors, our Compensation Committee, and our senior management were strongly encouraged that an over-whelming majority of our stockholders approved of our executive compensation program. Our Board of Directors and our management team review our compensation program on an annual basis to determine ways in which we can improve our compensation practices. As part of that annual process, in the weeks and months that followed our 2015 Annual Meeting of Stockholders, we engaged in multiple conversations with many of our largest stockholders to discuss their views regarding our compensation program and practices. Through those conversations, we confirmed that many of our stockholders would like our compensation program to:

•	ensure management is rewarded for cumulative performance that is aligned with stockholder interests;

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•	use both absolute and relative performance measures; and

•	use different metrics for our annual cash incentives and long-term equity incentives.

Actions Taken By Our Compensation Committee In Response To Stockholder Feedback

The Compensation Committee carefully considers the feedback received from our stockholders as part of its ongoing evaluation of all elements of the Company’s executive compensation program. In response to the feedback it has received from our stockholders, the Compensation Committee has taken the actions listed below over the past several years. Please note that some of these changes were previously detailed in “What You Need to Know about Executive Compensation” starting on page 22.

Responded to stockholder feedback and reduced the use of Adjusted EBITDA as a performance metric

Over the past several years some of our stockholders expressed concerns about the use of Adjusted EBITDA as a performance metric for both our short-term and long term incentive awards. These stockholders expressed the preference that we use different metrics or objectives in our long-term equity program and our annual cash incentive program. Our Compensation Committee believes that Adjusted EBITDA2 is an important performance metric for our senior management because it is a measure used by the Board of Directors, management, stockholders, and the investment community to measure the Company’s financial success and overall performance. Consequently, we have continued to use Adjusted EBITDA as a performance metric in our long-term equity incentive awards but in 2015 we have discontinued the use of Adjusted EBITDA as a performance metric for our annual cash performance awards.

Further strengthened senior management’s alignment with stockholders through use of absolute and relative performance metrics for our long-term equity awards, which are distinct from the performance metrics used in our cash incentive program.

Our 2015 long-term equity incentive awards focused on two performance metrics: Adjusted EBITDA, our historical preferred absolute performance metric, and a relative performance metric that compares the Company’s stock price at the end of each of these fiscal years versus the cumulative performance of the Russell 3000® Index.

Selection of Performance Metrics for our Annual Cash Incentive Awards.

In the past some of our principal institutional stockholders have suggested that the Company utilize multiple performance metrics for its short-term and long-term incentive programs. In response to these suggestions the Compensation Committee expanded the performance metrics it uses in determining the annual cash incentive awards for our executives to include the following metrics and other important factors:

•	laboratory operating income;

[2]

Adjusted EBITDA is based on our Consolidated Adjusted EBITDA (as defined in our principal bank agreement), as further adjusted by (a) adding (1) amortization or write-off of debt discount, (2) integration costs incurred in connection with business combinations, (3) extraordinary, unusual or non-recurring losses or expenses (including, without limitation, impairment charges, severance expenses, non-recurring retention bonuses, inducement payments to newly hired employees and restructuring costs), (4) charges resulting from foreign exchange losses and (5) reasonable expenses related to equity offerings or acquisitions, recapitalizations, divestitures or asset sales and (b) deducting income resulting from foreign exchange gains. The Compensation Committee uses Adjusted EBITDA, rather than EBITDA, because it excludes the effect of significant items that the Compensation Committee believes are not representative of our core operations for the period presented.

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•	adjusted hospital gross profit;

•	hospital same-store growth;

•	adjusted hospital gross profit margin;

•	adjusted diluted earnings per share;

•	market and industry leadership;

•	stock performance; and

•	strength of our balance sheet which provides opportunities for growth or stock repurchases.

Long Term Equity Awards Earned over Multiple Years.

The full value of our long-term equity awards granted in 2015 are designed to be earned by our executives over a three year period with a maximum of 50% of the award eligible to be earned based on our 2015 performance. The remainder of the awards may be earned at the end of fiscal 2016 and 2017 based on performance during those years. We believe this multi-year approach provides incentives to our executives to perform over both the short- and long-term and rewards our executives for exemplary performance.

Stock Ownership Guidelines.

We have adopted stock ownership guidelines under which our directors are expected to maintain stock ownership of at least 4x their annual cash retainer, our Chief Executive Officer is expected to maintain stock ownership of at least 4x base salary and our other executive officers are expected to maintain stock ownership of at least 2x base salary.

Anti-Hedging Policy.

Our policies provide that any form of hedging activities in Company stock by our executives and our directors, including any transactions designed to minimize the risk inherent in owning the Company’s common stock, is expressly prohibited.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program consists of base salary, annual cash incentive awards, equity compensation, and perquisites and other executive benefits. A description of each element is set forth below.

Base Salary

Our executives are paid a fixed base salary based on the responsibilities of their positions, the skills and experience required for the job, business performance, labor market conditions and by reference to market median salary levels. Our executive officers’ salaries are reviewed annually and salary increases typically take effect in October of each year, unless business circumstances require otherwise.

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Annual Cash Incentive Awards

Our annual cash incentive awards are intended to reward our executive officers for performance over our fiscal year. They also align our executives’ interests with those of our stockholders and help us attract, motivate and retain executives. Our Compensation Committee has designed our annual cash incentive awards to give the Compensation Committee greater flexibility to consider all aspects of performance and other factors the Compensation Committee considers relevant without affecting the availability of the Company’s tax deduction for qualified performance based compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee approves pre-established objective quantitative and qualitative performance metrics in accordance with our cash incentive plan. Under this plan, each participant is eligible to receive a predetermined maximum annual award if the maximum objective performance levels have been satisfied. The Compensation Committee then exercises its discretion to decide whether or not to reduce (but not increase) the amount of the actual cash incentive awards relative to the maximum amount based on the pre-established performance goals at the attained levels and taking into account other important factors, including the recommendation of our Chief Executive Officer (other than with respect to his own bonus), market and industry leadership, market positioning, expansion opportunities, and unit performance (in the case of the President, Antech Diagnostics) and an assessment of the strength of the balance sheet at the end of the year.

Long-Term Equity Incentive Awards

The Company’s equity compensation is an important element of our overall compensation program, and is designed to reward participants the way stockholders are rewarded: through growth in the value of our common stock. At the end of 2015, approximately 184 employees held equity awards under the Company’s 2006 Equity Incentive Plan and 2015 Equity Incentive Plan, including our executive officers. The purpose of the grants is to align employees’ interests with the interests of our stockholders, reward employees for enhancing stockholder value, encourage retention and provide a means to increase ownership of our common stock. We also grant equity awards on a selective basis as part of new hire agreements, to encourage retention or to reward extraordinary results.

The level of long-term equity incentive compensation is determined based on an evaluation of competitive factors in conjunction with total direct compensation provided to our executive officers and the overall goals of the compensation program described herein. We do not have, nor do we intend to have, a program, plan or practice to select the grant dates of equity awards for our executives in coordination with the release of material non-public information.

Our Compensation Committee granted equity awards to our executives in 2015, 2014, and 2013. The equity awards granted to our executives are equity performance awards which are tied to achieving pre-established objective performance goals established pursuant to our equity incentive plan. Under this plan, each participant is eligible to receive a predetermined maximum annual award if the maximum objective performance levels have been satisfied. Lower awards are set for target performance and minimum threshold performance.

The purpose of the equity performance awards is to reward our executives for performance over an extended period of time, align our executives’ interests with those of our stockholders and help us attract, motivate and retain executives by ensuring that our compensation programs are competitive with our peer companies. The Compensation Committee’s goal is that, on average over any three year period, the equity awards granted to our executives be reasonably comparable to the aggregate equity awards granted by our peer companies to their named executive officers over the same period.

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Perquisites and Other Executive Benefits

In order to better enable us to attract and retain highly skilled executive and other officers and to round out a competitive compensation package for our executive and other officers, we provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy and objectives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our executives.

The executives officers, among other things, are provided use of automobiles and are eligible for executive medical excess claims insurance coverage.

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Compensation Committee oversees our executive compensation and benefit plans and practices, while establishing management compensation policies and procedures to be reflected in the compensation program offered to our executive officers. The Compensation Committee operates under the written charter approved by the entire Board of Directors, a copy of which is available at http://www.vca.com. When necessary, the Compensation Committee recommends amendments to its charter to the Board of Directors for approval.

In connection with its responsibilities, the Compensation Committee has the authority to retain independent counsel or other consultants, as it deems necessary, at the Company’s expense.

The Compensation Committee may request that any of our directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Compensation Committee requests.

Our Chief Executive Officer is involved in the design and implementation of our executive compensation programs. He typically provides his input through consultation with the Chairman of the Compensation Committee and typically is not present at Compensation Committee meetings at which the Compensation Committee makes compensation determinations. Our Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee) and presents his conclusions and recommendations regarding base salary and incentive award amounts for each executive officer (other than himself) to the Compensation Committee for its consideration.

In setting compensation for our executive officers, the Compensation Committee reviews our performance over the prior three years, focusing in particular on enterprise-wide criteria driving our performance, each executives’ individual circumstances, including cash and equity-based compensation paid to each executive in the past three years and prior periods, as well as the accumulated value of all cash and equity-based compensation awarded to each executive. The Compensation Committee also reviews the conclusions and recommendations regarding base salary and incentive award amounts for each executive officer presented by our Chief Executive Officer (other than himself) and conducts discussions with our Chief Executive Officer regarding the performance of our other executives, and meets in executive sessions to discuss the performance of the Chief Executive Officer (our Chief Executive Officer is not present for these separate executive sessions). Those discussions, together with the Compensation Committee’s review of each executive officer’s historical compensation and accumulated long-term incentive pay, allow the Compensation Committee to make compensation decisions in light of each executive officer’s achievement and other circumstances. The Compensation Committee exercises its discretion in accepting, rejecting and/or modifying any executive compensation recommendations provided by our Chief Executive Officer.

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2015 EXECUTIVE COMPENSATION

Base Salaries

The Compensation Committee typically reviews and adjusts base salaries annually. In adjusting base salaries for our executives the Compensation Committee takes into account that the market capitalization and revenues of the Company are smaller than many of the companies included in our Comparison Group. Effective October 1, 2015, the Compensation Committee raised base salaries for our executives by approximately 2% - 5%, as follows:

Executive Officer	Base Salary
Robert L. Antin, Chief Executive Officer	$1,065,000
Arthur J. Antin, Chief Operating Officer	$665,000
Tomas W. Fuller, Chief Financial Officer	$455,000
Neil Tauber, Sr. VP of Development	$455,000
Josh Drake, Pres. of Antech Diagnostics	$410,000

Annual Cash Incentive Awards

The Compensation Committee has adopted a two-step approach for purposes of the annual cash incentive awards that provides it greater flexibility to consider all aspects of the Company’s and individual named executive officer’s performance as well as other factors that the Compensation Committee considers relevant, while at the same time preserving the Company’s ability to deduct such qualified performance-based compensation under Section 162(m) of the Code. Under this two-step approach, the Compensation Committee establishes maximum cash incentive award opportunities for each of our executives based upon the achievement of quantitative performance goals, then exercises its discretion based on its subjective assessment of qualitative performance goals in determining the actual cash payouts, which will be at or below the calculated maximum payout levels.

For 2015, the Compensation Committee established maximum individual cash incentive award opportunities for each of our executives based upon the achievement of quantitative performance goals consisting of a Company-wide performance metric, Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS3), and various operating unit performance goals including laboratory operating income, laboratory same-store growth, adjusted hospital gross profit, hospital same-store growth, adjusted hospital gross profit margin.

[3]

Adjusted Diluted EPS is based on our consolidated net income, on a fully-diluted share basis, adjusted to exclude the after-tax impact of: (1) consolidated acquisition related amortization expense, (2) non-cash stock based compensation expense, (3) integration costs incurred in connection with acquisitions, (4) other non-cash items, including write-offs of assets, reducing consolidated net income, and (5) extraordinary, unusual or non-recurring losses or expense (including, without limitation, costs and expenses related to the abandonment of real property, severance expenses, non-recurring retention bonuses, inducement payments to newly hired employees and restructuring costs). The Compensation Committee uses Adjusted Diluted Earnings Per Share, rather than Diluted Earnings Per Share, because it excludes the effect of significant items that the Compensation Committee believes are not representative of our core operations for the period presented.

38 2016 Proxy Statement

The Compensation Committee also retains the discretion to reduce the maximum annual cash incentive awards that could be paid out based on the quantitative metrics based on its subjective assessment of qualitative performance criteria, such as market and industry leadership and positioning, expansion opportunities, unit performance, an assessment of the strength of our balance sheet at the end of the year and other qualitative performance factors it considers to be relevant. The Compensation Committee selected these quantitative and qualitative performance metrics because they indicate the level of success of the Company’s strategy to sustain strong operating cash flows and profitability.

The charts below sets out the quantitative performance metrics/goals and the relative weighting assigned for purposes of determining the 2015 annual cash incentive award for each of our executive officers, as well as the actual results:

Robert L. Antin – Chief Executive Officer

Performance Metric	Weighting	Performance Goal			Actual Results
		Minimum	Target	Maximum
Laboratory Operating Income	20%	$152.0m	$157.0m	$162.0m	$163.6m

Laboratory Same-Store Growth	15%	4.8%	6.0%	6.6%	6.9%
Adjusted Hosp. Gross Profit (excl. Depr. & Amort.)	15%	$320.0m	$324.0m	$330.0m	$330.2m

Hosp. Same-Store Growth	15%	3.7%	4.4%	4.7%	6.1%
Adjusted Diluted EPS (excl. Amort. & Share-based Comp)	35%	$2.32	$2.37	$2.43	$2.50

Arthur J. Antin – Chief Operating Officer

Performance Metric	Weighting	Performance Goal			Actual Results
		Minimum	Target	Maximum
Laboratory Operating Income	15%	$152.0m	$157.0m	$162.0m	$163.6m

Adjusted Hosp. Gross Profit (excl. Depr. & Amort.)	15%	$320.0m	$324.0m	$330.0m	$330.2m
Hosp. Same-Store Growth	20%	3.7%	4.4%	4.7%	6.1%

Adjusted Hosp. Gross Profit Margin (excl. Depr. & Amort.)	20%	19.3%	19.5%	19.7%	19.4%
Adjusted Diluted EPS (excl. Amort. & Share-based Comp)	30%	$2.32	$2.37	2.43	$2.50

39 2016 Proxy Statement

Tomas W. Fuller – Chief Financial Officer

Performance Metric	Weighting	Performance Goal			Actual Results
		Minimum	Target	Maximum
Laboratory Operating Income	20%	$152.0m	$157.0m	$162.0m	$163.6m

Adjusted Hosp. Gross Profit (excl. Depr. & Amort.)	15%	$320.0m	$324.0m	$330.0m	$330.2m
Hosp. Same-Store Growth	15%	3.7%	4.4%	4.7%	6.1%

Adjusted Hosp. Gross Profit Margin (excl. Depr. & Amort.)	10%	19.3%	19.5%	19.7%	19.4%
Company-Wide Hosp. Acquisitions (Acquired Revenue)	10%	$70.0m	$80.0m	$100.0m	$121.8m

Adjusted Diluted EPS (excl. Amort. & Share- based Comp)	30%	$2.32	$2.37	$2.43	$2.50

Neil Tauber – Senior Vice President

Performance Metric	Weighting	Performance Goal			Actual Results
		Minimum	Target	Maximum
Laboratory Operating Income	15%	$152.0m	$157.0m	$162.0m	$163.6m

Adjusted Hosp. Gross Profit (excl. Depr. & Amort.)	10%	$320.0m	$324.0m	$330.0m	$330.2m
Adjusted Hosp. Gross Profit Margin (excl. Depr. & Amort.)	10%	19.3%	19.5%	19.7%	19.4%

U.S. Hosp. Acquisitions (Acquired Revenue)	25%	$55.0m	$65.0m	$75.0m	$98.3m
Company-Wide Hosp. Acquisitions (Acquired Revenue)	15%	$70.0m	$80.0m	$100.0m	$121.8m

Adjusted Diluted EPS (excl. Amort. & Share-based Comp)	25%	$2.32	$2.37	$2.43	$2.50

40 2016 Proxy Statement

Josh Drake – President, Antech Diagnostics

Performance Metric	Weighting	Performance Goal			Actual Results
		Minimum	Target	Maximum
Laboratory Operating Income	20%	$152.0m	$157.0m	$162.0m	$163.6m

Adjusted Laboratory Gross Profit Margin (excl. Depr. & Amort.)	20%	52.1%	52.6%	53.2%	53.9%
Laboratory Same-Store Growth	25%	4.5%	6.0%	6.6%	6.9%

Adjusted Diluted EPS (excl. Amort. & Share-based Comp)	25%	$2.32	$2.37	$2.43	$2.50
Average Quarterly Net Increases in Customers	10%	+25	+50	+100	+50

Following the end of the year, a maximum payout factor is calculated using the year-end results against the target for the applicable quantitative performance metric. Each quantitative performance metric is assessed independently of each other and scaled above or below its respective target using the formula set forth below. The annual cash incentive award opportunity is pro-rated between each performance level based upon actual performance. The percentages in the table below refer to the percentage of base salary payable as an annual cash incentive award at each of the indicated performance levels.

Quantitative Performance Criteria Weighting	X	Annual Cash Incentive Award Opportunity	X	Base Salary	=	Maximum Annual Cash Incentive Award

	Annual Cash Incentive Award Opportunity
Executive Officer	Minimum	Target	Maximum
Robert L. Antin, Chief Executive Officer	75%	100%	250%
Arthur J. Antin, Chief Operating Officer	45%	90%	100%
Tomas W. Fuller, Chief Financial Officer	35%	70%	100%
Neil Tauber, Sr. VP of Development	35%	70%	100%
Josh Drake, Pres. of Antech Diagnostics	35%	45%	60%

41 2016 Proxy Statement

The overall strong performance of the Company in 2015 resulted in our executive officers achieving, and in many instances exceeding, the quantitative performance metrics described above. The Compensation Committee, based in part on the recommendation of our Chief Executive Officer (for all executive officers other than himself) and taking into account the overall compensation earned by our executive officers in 2015, determined to award our executive officers the annual cash incentive awards set forth below.

Executive Officer	% of 2015 Base Salary	2015 Annual Cash Incentive Award
Robert L. Antin, Chief Executive Officer	238%	$2,535,000
Arthur J. Antin, Chief Operating Officer	89%	$591,850
Tomas W. Fuller, Chief Financial Officer	93.5%	$425,425
Neil Tauber, Sr. VP of Development	93.5%	$425,425
Josh Drake, Pres. of Antech Diagnostics	60%	$246,000

In addition to the annual cash incentive awards described above, our Compensation Committee granted each of Tomas W. Fuller, Neil Tauber, and Josh Drake a discretionary cash bonus in the amount of $29,575, for exceptional performance of each of their duties in 2015.

Long-Term Equity Incentive Awards Granted in 2013

In 2013, the Compensation Committee granted our executives three-year performance-contingent restricted stock units representing the right to receive shares of Company common stock (the “2013 Equity Award” or the “2013 RSUs”). A maximum of 50% of the 2013 RSUs were eligible to be earned with respect to performance in 2013. The remainder of the 2013 RSUs were eligible to be earned by our executives based upon performance in 2014 and 2015, with the potential of the full award being earned at the end of the second year of the performance period if performance significantly exceeds the target performance established by the Compensation Committee.

The 2013 RSUs were eligible to be earned by our executives based on achieving pre-established levels of Adjusted EBITDA and increase in “return on invested capital” (ROIC)4. The Compensation Committee also established an alternate relative performance metric pursuant to which our executives could earn the 2013 RSUs at the “target” performance goal level if the Company’s stock price increased from the end of 2012 through the end of 2015 at a rate greater than the lower of (i) 80% of the increase in the S&P 500® Index over the same period, or (ii) a compounded annual rate of 7%.

Please see our 2014 and 2015 Proxy Statements filed with the SEC on Schedule 14A for a more complete discussion of the 2013 Equity Award and the 2013 RSUs earned in 2013 and 2014.

4 We define ROIC as net operating profit after taxes divided by the average of the balances, as of the opening and closing of the relevant period, of the sum of (a) debt and (b) deferred tax liabilities, accumulated amortization, cumulative impairment charges and other after-tax accumulated non-recurring losses.

42 2016 Proxy Statement

The chart below sets out the Adjusted EBITDA and increase in ROIC performance goals established in connection with the 2013 Equity Awards for the 2015 performance period. These performance goals were established in 2013 at the time of the grant and represent cumulative targeted growth in our operations:

Performance Metric	Threshold	Minimum	Target	Maximum	Actual Results
Adjusted EBITDA	$330.0m	$341.0m	$346.0m	$368.0m	$423.3m
Increase in ROIC	0.55%	0.65%	0.75%	2.25%	0.59%

In February 2016, the Compensation Committee certified that with respect to the 2015 performance period for the 2013 Equity Award the maximum performance level was achieved with respect to the Adjusted EBITDA performance goal and the threshold level with respect to the Increase in ROIC performance goal. As our executive officers had previously earned the 2013 RSUs that correlate to performance at these levels, no additional 2013 RSUs were earned with respect to performance in 2015. The 2013 RSUs that were not earned as of the end of the 2015 performance period have been forfeited.

Long-Term Equity Incentive Awards Granted in 2014

In 2014, the Compensation Committee granted our executives three-year performance-contingent restricted stock units representing the right to receive shares of Company common stock (the “2014 Equity Award” or the “2014 RSUs”).

A maximum of 50% of the 2014 RSUs were eligible to be earned with respect to performance in 2014. The remainder of the 2014 RSUs may be earned by our executives based upon performance in 2015 and 2016, with the potential of the full award being earned at the end of the second year of the performance period if performance significantly exceeds the target performance established by the Compensation Committee.

The 2014 RSUs may be earned by our executives based on achieving pre-established levels of Adjusted EBITDA, the increase in our “Enterprise Value”5, and the performance of our stock compared against the performance of the Russell 3000® Index.6 100% of the target award may be earned by our executives if in 2015 or 2016 the target performance goal for either the increase in our “Enterprise Value” or the performance of our stock compared against the performance of the Russell 3000® Index is achieved, regardless of whether the minimum performance goals are achieved for the other performance metrics. 2014 RSUs above the target award may only be earned if performance above the target goal is achieved in 2015 or 2016.

Please see our 2015 Proxy Statement filed with the SEC on Schedule 14A for a more complete discussion of the 2014 Equity Award and the 2014 RSUs earned in 2014.

5 We define Enterprise Value as the average closing sales price of our common stock for the last 10 trading days of the applicable year, multiplied by (i) the number of shares of common stock outstanding on December 31st of the applicable year, plus (iii) our outstanding indebtedness (net of our cash balance).

6 Adjusted EBITDA and Enterprise Value are both non-GAAP financial measures of performance. Adjusted EBITDA and Enterprise Value should not be reviewed in isolation or considered as substitutes for our financial results as reported in accordance with GAAP. Although Adjusted EBITDA and Enterprise Value are relatively standard financial terms, numerous methods exist for a calculating these financial measures. As a result, the method used by the Company’s management may differ from the methods other companies use to calculate Adjusted EBITDA and Enterprise Value and we urge you to understand the methods used by other companies to calculate Adjusted EBITDA and Enterprise Value before comparing our results to that of such other companies. Please see Appendix A for a reconciliation of these non-GAAP financial measures to the applicable GAAP financial measures.

43 2016 Proxy Statement

The chart below sets out the Adjusted EBITDA, increase in Enterprise Value, and Russell 3000® Index performance goals established in connection with the 2014 Equity Awards for the 2015 performance period:

Performance Metric	Minimum	Target	Maximum	Actual Results
Adjusted EBITDA	$370.0m	$376.0m	$382.0m	$423.3m
Increase in Enterprise Value	15.0%	18.0%	21.0%	53.1%
Russell 3000® Index	92.0 – 96.0%	96.0 – 103.0%	>103.0%	164%

In February 2016, the Compensation Committee certified that with respect to the 2015 performance period for the 2014 Equity Award the maximum performance levels were achieved with respect to the Adjusted EBITDA, Increase in Enterprise Value, and Russell 3000® Index performance metrics. As a result, each of our executive officers earned that number of 2014 RSUs set forth below for performance in 2015.

Executive Officer	Number of 2014 RSUs Earned In 2015	Implied Value(1)	Aggregate 2014 RSUs Earned To Date	Implied Value(1)
Robert L. Antin, Chief Executive Officer	65,301	$2,550,004	130,602	$5,100,008
Arthur J. Antin, Chief Operating Officer	14,084	$549,981	28,170	$1,100,039
Tomas W. Fuller, Chief Financial Officer	11,524	$450,012	23,048	$900,024
Neil Tauber, Sr. VP of Development*	11,524	$450,012	23,048	$900,024
Josh Drake, Pres. of Antech Diagnostics	12,804	$499,996	25,609	$1,000,031
(1)	Implied values are based on the market value of the Company’s common stock on the date of grant.

The 2014 RSUs earned will vest in four installments, 25% (rounded up to the nearest whole share) on October 7, 2015, 2016, 2017 and 2018, provided the executive continues to be employed by us as an executive officer as of such date. The earned portion of any executive officer’s equity performance award will cease to vest on such date as such executive officer ceases to be employed by us as an executive officer and shall not continue to vest during the pendency of any non-senior executive employment with, or consultancy arrangement with, us. As a consequence, the ultimate value of the awards will depend on the performance of the Company’s stock over this four-year period.

Long-Term Equity Incentive Awards Granted in 2015

In 2015, the Compensation Committee granted our executives three-year performance-contingent restricted stock units representing the right to receive shares of Company common stock (the “2015 Equity Award” or the “2015 RSUs”). The 2015 RSUs are paid in common stock based upon attainment of specific business objectives over the relevant performance periods. The RSUs are subject to both “performance-based” and “time-based” vesting.

In determining the number of RSUs subject to the 2015 Equity Awards, the Compensation Committee considered our Chief Executive Officer’s recommendations for all of our executive officers (other than himself).

44 2016 Proxy Statement

The total annual long-term incentive opportunity for each of our executives is established by the Compensation Committee in terms of dollars. For each award, a market competitive grant is determined by dividing the value of each equity award by the market value of the Company’s common stock for RSUs, as of the date of grant.

For the 2015 Equity Awards the Compensation Committee selected the absolute performance metric of Adjusted EBITDA and a relative performance metric which looks at the performance of our stock against the performance of the Russell 3000® Index, as the performance metrics on which the 2015 RSUs would be earned by our executive officers. The Compensation Committee selected these performance metrics because they indicate the level of success of the Company’s strategy to sustain strong operating cash flows and profitability and the level of increase in stockholder value. The Compensation Committee used Adjusted EBITDA, rather than EBITDA, because it excludes the effect of significant items that the Compensation Committee believes are not representative of our core operations for the period presented.

Adjusted EBITDA is a non-GAAP financial measure of performance. Adjusted EBITDA should not be reviewed in isolation or considered as substitutes for our financial results as reported in accordance with GAAP. Although Adjusted EBITDA is a relatively standard financial term, numerous methods exist for a calculating these financial measures. As a result, the method used by the Company’s management may differ from the methods other companies use to calculate Adjusted EBITDA and we urge you to understand the methods used by other companies to calculate Adjusted EBITDA before comparing our results to that of such other companies. Please see Appendix A for a reconciliation of these non-GAAP financial measures to the applicable GAAP financial measures.

The Compensation Committee established “minimum”, “target” and “maximum” performance levels for each performance metric. The performance levels are the same for each of our executives. The 2015 RSUs are earned upon achievement of the respective performance metric at each of the specified levels of performance.

Each of the performance metrics receives a different weighting: up to 60% of the RSUs granted may be earned with respect to the Adjusted EBITDA performance metric and 40% with respect to the Russell 3000® Index performance metric. For 2015, for achievement between the minimum and target performance goals the number of 2015 RSUs earned are determined on an interpolated basis. 2015 RSUs in excess of the target award may only be earned upon achievement of the maximum performance goal.

Up to 50% of the maximum number of 2015 RSUs awarded can be earned by satisfying the performance goals with respect to performance in 2015, which:

•	measures our Adjusted EBITDA for the performance period ending December 31, 2015;

•	compares the increase in the closing price of our common stock during the performance period with the increase in the closing price of the Russell 3000® Index over the same period.

The remaining 2015 RSUs (including any 2015 RSUs not earned in 2015) can be earned by satisfying the performance metrics with respect to performance in either 2016 or 2017, which looks at Adjusted EBITDA for the 12-month periods ending December 31, 2016 and 2017, and the increase in the closing price of our common stock compared to increases in the closing price of the Russell 3000® Index over the periods ending December 31, 2016, and December 31, 2017, respectively. The Adjusted EBITDA targets for 2016 and 2017 were established at the time of grant and represent cumulative targeted growth in our operations.

45 2016 Proxy Statement

The 2015 RSUs which may be earned upon achievement of the pre-established performance goals are as follows:

Executive Officer	Minimum Performance Goal		Target Performance Goal		Maximum Performance Goal
	RSUs	Implied Value(1)	RSUs	Implied Value(1)	RSUs	Implied Value(1)
Robert L. Antin, Chief Executive Officer	50,900	$2,800,000	78,168	$4,300,000	105,435	$5,800,000
Arthur J. Antin, Chief Operating Officer	13,634	$750,000	18,179	$1,000,000	21,814	$1,200,000
Tomas W. Fuller, Chief Financial Officer	11,271	$620,000	15,906	$875,000	19,996	$1,100,000
Neil Tauber, Sr. VP of Development	11,271	$620,000	15,906	$875,000	18,179	$1,000,000
Josh Drake, Pres. of Antech	11,271	$620,000	15,906	$875,000	19,996	$1,100,000
(1)	Implied values are based on the market value of the Company’s common stock on the date of grant.

In order to earn 2015 RSUs in excess of that awarded for achieving the target performance goal, the Company is required to materially exceed target performance. The Compensation Committee believed that the performance required to earn an award at the minimum performance goal was reasonably attainable, but that the performance required to earn an award at the target performance goal and maximum performance goal was more challenging.

The chart below sets out the Adjusted EBITDA and Russell 3000® Index performance goals established in connection with the 2015 Equity Awards for the 2015 performance period:

Performance Metric	Minimum	Target	Maximum	Actual Results
Adjusted EBITDA	$395.0m	$407.0m	$415.0m	$423.3m
Russell 3000® Index	92.0 – 96.0%	96.0 – 105.0%	>105.0%	115%

46 2016 Proxy Statement

In February 2016, the Compensation Committee certified that with respect to the 2015 performance period for the 2015 Equity Award the maximum performance levels were achieved with respect to both performance metrics. As a result, each of our executive officers earned that number of 2015 RSUs set forth below for performance in 2015.

Executive Officer	Number of 2015 RSUs Earned	Implied Value(1)
Robert L. Antin, Chief Executive Officer	52,718	$2,900,017
Arthur J. Antin, Chief Operating Officer	10,907	$599,994
Tomas W. Fuller, Chief Financial Officer	9,998	$549,990
Neil Tauber, Sr. VP of Development*	9,090	$500,041
Josh Drake, Pres. of Antech	9,998	$549,990
(1)	Implied values are based on the market value of the Company’s common stock on the date of grant.

The 2015 RSUs earned will vest in four installments, 25% (rounded up to the nearest whole share) on October 7, 2016, 2017, 2018 and 2019, provided the executive continues to be employed by us as an executive officer as of such date. The earned portion of any executive officer’s equity performance award will cease to vest on such date as such executive officer ceases to be employed by us as an executive officer and shall not continue to vest during the pendency of any non-senior executive employment with, or consultancy arrangement with, us. As a consequence, the ultimate value of the awards will depend on the performance of the Company’s stock over this four-year period.

ADDITIONAL COMPENSATION MATTERS

Use of Market Data

In establishing the 2015 annual compensation for our executives, the Compensation Committee did not engage in any formal benchmarking analysis. However, the Compensation Committee did take into account changes in compensation levels for similar positions within the Company’s Comparison Group (as further described below) in setting 2015 base salaries, annual cash performance awards and/or cash bonuses and equity awards for our executives.

In 2012, the Compensation Committee’s former compensation consultant, Mercer, assisted the Compensation Committee in updating the Company’s Comparison Group. Mercer selected and proposed companies for inclusion in the Comparison Group that, at that time, had similar revenues, revenue growth, business focus and operating models as compared to the Company. The Compensation Committee reviewed Mercer’s proposals and selected the following Comparison Group:

C.R. Bard, Inc.	Chipotle Mexican Grill, Inc.	Chico’s FAS, Inc.
GNC Holdings, Inc.	Guess?, Inc.	HealthSouth Corporation
Hologic, Inc.	Idexx Laboratories, Inc.	The Cheesecake Factory Incorporated
Magellan Health, Inc.	Mednax, Inc.

47 2016 Proxy Statement

Our Comparison Group, which was not updated in 2015, includes 11 companies (named above) that, at the time the Comparison Group was established, had similar revenues, revenue growth, business focus and operating models as the Company. There are only a small number of animal health care companies that are public, so the Compensation Committee included in the Comparison Group companies in the healthcare industry and growth companies in other industries that require multiple locations and a large employee base, such as retail, restaurants, leisure facilities and specialty stores, with a focus on companies with a revenue base of between $600 million and $3.0 billion.

In addition to taking into account compensation levels for similar positions within the Company’s Comparison Group, the Compensation Committee reviews each executive’s historical compensation, the executive’s compensation in relation to other executive officers and corporate performance. The Compensation Committee also takes into account internal equity considerations in making its executive compensation decisions.

Supplemental Executive Retirement Programs

We have entered into SERPs with our four most senior executive officers in recognition of their more than 20 years of service to the Company and to provide continued incentives to retain their services. Prior to 2010, the Company had not provided any deferred compensation or other retirement benefit for the applicable executives, other than continuation of medical coverage. The SERPs are structured so that full payment benefits vest over periods ranging from 3-5 years, which provide an additional retention incentive for our four most senior executives. Details of the SERP benefits and the amounts accrued by each applicable executive officer are found under the heading “Pension Benefits” on page 50 of this Proxy Statement.

Post-Termination Consulting Agreements

We have entered into agreements with our Chief Executive Officer and Chief Operating Officer for the provision of consulting services following the termination of their service to the Company. Each of the Chief Executive Officer and the Chief Operating Officer has been employed by the Company since it was founded. These agreements are intended to effect a smooth and orderly transition of the duties and leadership to their successors, to allow the Company to take advantage of their special knowledge of the industry, the Company and our customers and to protect trade secret information obtained by the officers during the course of their employment during the term of their consulting agreements and thereafter. Each agreement was reviewed and approved by the Compensation Committee and subsequently by the full Board of Directors. Details of the consulting agreements are described under “Employment Agreements; Post-Retirement Medical Benefits Coverage Agreements; Post-Termination Consulting Agreements; SERP Agreements; Payments Upon Termination and Change in Control” on page 51 of this Proxy Statement.

Termination and Change in Control Payments

We have entered into employment agreements with three of our executive officers and into severance agreements with our other two executive officers. These agreements, which are designed to promote stability and continuity of senior management, provide for termination and Change in Control payments. We also have entered into post-retirement medical benefits coverage agreements with our four most senior executive officers as recognition of each officer’s extended service to the Company. A summary of these severance payments and post-termination benefits is set forth under the heading “Employment Agreements; Post-Retirement Medical Benefits Coverage Agreements; Post-Termination Consulting Agreements; SERP Agreements; Payments Upon Termination and Change in Control” on page 51 of this Proxy Statement.

48 2016 Proxy Statement

Policy on Recovering Performance-Based Compensation in the Event of a Restatement

We may, to the extent permitted by applicable law, cancel or require reimbursement of any performance-based compensation arrangements (including any performance based annual bonus awards and long-term incentive, equity-based awards) received by an executive officer if and to the extent that:

•	the amount of the award was based on the achievement of specified performance metrics or financial results, and we subsequently restate those financial results; and

•	in the Compensation Committee’s judgment, the executive officer engaged in gross negligence, fraud or misconduct that directly caused or contributed to the need for the restatement; and

•

the executive officer’s award would have been lower if the financial results in question had been properly reported. In such a case, we will seek to recover from the executive officer the amount by which the actual award paid or earned for the relevant period exceeded the amount that would have been paid or earned based on the restated financial results.

The policy provides that we will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed.

Further, under Section 304 of the Sarbanes-Oxley Act, if we were required to restate our financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer could be required to reimburse the Company for:

•	any bonus or other incentive-based or equity-based compensation received during the twelve months following the first public issuance or filing with the SEC of the non-complying document; and

•	any profits realized from the sale of securities of the Company during those twelve months.

Stock Ownership

Our Board of Directors believes that our executive officers and directors should have a meaningful stake in our Company, which encourages a focus on our long-term success and aligns their interests with the interests of our stockholders. Therefore, we have adopted formal stock ownership and retention guidelines for our executive officers and non-employee directors:

Position	Minimum Ownership Guidelines (Dollar Value of Shares)
Directors	4x Annual Cash Retainer
Chief Executive Officer	4x Base Salary
Other Named Executive Officers	2x Base Salary

Shares owned outright, unvested restricted stock and vested options are counted towards these guidelines. Unearned performance shares are not counted toward these guidelines.

Any executive officer who is not in compliance with the applicable stock ownership guideline must retain 50% of the net shares of our common stock acquired via the exercise of options or the vesting of restricted stock granted under the Company’s equity incentive programs, until the guideline has been met.

49 2016 Proxy Statement

As of December 31, 2015, all of our directors and executive officers complied with our stock ownership guidelines.

Tax Implications

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct non-performance based compensation of more than $1,000,000 that is paid to certain executive officers. However, in order to maintain flexibility in compensating our executives in a manner designed to promote varying corporate goals, we have not adopted a policy that all compensation must be deductible.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid or earned by Named Executive Officers for services rendered to us for the years ended December 31, 2015, 2014, and 2013.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
			(1)	(2)	(2)	(3)	(4)	(5)
Robert L. Antin, Chairman of the Board, Chief Executive Officer and President	2015	$1,031,391	--	$4,300,022(6)	$--	$2,535,000	$274,402	$91,397	$8,232,212
	2014	$999,735	--	$3,800,034(6)	$--	$1,800,000	$219,151	$87,831	$6,906,751
	2013	$971,692	--	$4,100,022(6)	$--	$994,000	$207,573	$117,199	$6,390,486

Arthur J. Antin, Chief Operating Officer and Senior Vice President	2015	$653,645	--	$1,000,027(7)	$--	$591,850	$(159,834)	$91,478	$2,177,166
	2014	$636,652	--	$1,000,031(7)	$--	$620,000	$(149,802)	$86,836	$2,193,717
	2013	$619,154	--	$1,100,005(7)	$--	$569,700	$145,089	$83,843	$2,517,791

Tomas W. Fuller, Chief Financial Officer, Vice President and Secretary	2015	$442,689	$29,575	$874,989(8)	$--	$425,425	$138,816	$31,075	$1,942,569
	2014	$429,464	--	$825,009(8)	$--	$396,000	$363,748	$76,677	$2,090,898
	2013	$417,769	--	$775,006(8)	$--	$298,900	$308,372	$57,663	$1,857,710

Neil Tauber, Senior Vice President of Development	2015	$442,689	$29,575	$874,989(9)	$--	$425,425	$165,905	$116,929	$2,055,512
	2014	$429,464	--	$825,009(9)	$--	$396,000	$434,732	$113,210	$2,198,415
	2013	$417,769	--	$700,000(9)	$--	$298,900	$368,549	$78,292	$1,863,510

Josh Drake, President, Antech Diagnostics	2015	$409,000	$29,575	$874,989(10)	$--	$246,000	$--	$60,440	$1,620,004
	2014	$377,885	$82,875	$825,009(10)	$--	$190,125	$--	$34,073	$1,509,967
	2013	$356,423	--	$700,000(10)	$--	$187,500	$--	$26,248	$1,270,171

(1)	The bonuses paid to Mr. Fuller, Mr. Tauber, and Mr. Drake as reflected in this column are discretionary cash bonuses.

(2)	In accordance with SEC requirements, these amounts reflect the aggregate grant date fair value computed in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 related to awards to executive officers in 2015, 2014, and 2013. No estimate of forfeitures has been included in such calculations. For the assumptions used in the calculation of these amounts see Note 10 to the Company’s audited financial statements in the Company’s Annual Report for the year ended December 31, 2015.

50 2016 Proxy Statement

(3)	The amounts in this column represent the cash awards paid for the applicable year to the Named Executive Officers under the VCA Inc. 2015 Annual Cash Incentive Plan and the VCA Inc. 2007 Annual Cash Incentive Plan, as applicable. The VCA Inc. 2015 Annual Cash Incentive Plan is discussed in further detail on pages 32 and 34 of this Proxy Statement. Please see our 2015 Proxy Statement filed with the SEC on Schedule 14A for a more complete discussion of the VCA Inc. 2007 Annual Cash Incentive Plan.

(4)	The amounts in this column represent the aggregate change in the actuarial present value of each Named Executive Officer’s accumulated benefit under his SERP. Additionally, the amounts in this column for Mr. Tauber and Mr. Fuller reflect an increase in the vested percentage under his SERP. Details of the SERP benefits and the amounts accrued by each applicable Named Executive Officer are found under the heading “Pension Benefits” on page 50 of this Proxy Statement.

(5)	All Other Compensation for the year ended December 31, 2015, consists of the following:

	Robert L. Antin	Arthur J. Antin	Tomas W. Fuller	Neil Tauber	Josh Drake
Automobile, auto insurance and auto maintenance (a)	$52,812	$58,264	$1,337	$55,829	$42,810
Medical insurance premiums	$37,305	$31,934	$28,458	$59,820	$16,350
401(k) Company contribution	$1,280	$1,280	$1,280	$1,280	$1,280

Total	$91,397	$91,478	$31,075	$116,929	$60,440

(a)	For disclosure purposes, the incremental annual cost of the Company owned automobile was determined based on the purchase price of the vehicle divided by the useful life of the vehicle.

(6)	These amounts reflect the grant date fair value based upon achievement of the target performance goal for 2015, 2014 and 2013 performance awards. The amounts reported do not reflect compensation actually received by Mr. R. Antin. If the highest level of performance were to be assumed the grant date value of the performance awards would be $5,799,979, $5,100,008 and $6,150,020 for the 2015, 2014 and 2013, performance periods, respectively. The grant date fair value of the performance awards actually earned as of December 31, 2015 was $2,900,017, $5,100,008 and $5,432,518, for 2015, 2014 and 2013, respectively.

(7)	These amounts reflect the grant date fair value based upon achievement of the target performance goal for 2015, 2014 and 2013 performance awards. The amounts reported do not reflect compensation actually received by Mr. A. Antin. If the highest level of performance were to be assumed the grant date value of the performance awards would be $1,199,988, $1,100,039 and $1,430,003 for the 2015, 2014 and 2013, performance periods, respectively. The grant date fair value of the performance awards actually earned as of December 31, 2015 was $599,994, $1,100,039 and $1,314,494, for 2015, 2014 and 2013, respectively.

(8)	These amounts reflect the grant date fair value based upon achievement of the target performance goal for 2015, 2014 and 2013 performance awards. The amounts reported do not reflect compensation actually received by Mr. Fuller. If the highest level of performance were to be assumed the grant date value of the performance awards would be $1,099,980, $900,024 and $968,772 for the 2015, 2014 and 2013, performance periods, respectively. The grant date fair value of the performance awards actually earned as of December 31, 2015 was $549,990, $900,024 and $900,933, for 2015, 2014 and 2013, respectively.

(9)	These amounts reflect the grant date fair value based upon achievement of the target performance goal for 2015, 2014 and 2013 performance awards. The amounts reported do not reflect compensation actually received by Mr. Tauber. If the highest level of performance were to be assumed the grant date value of the performance awards would be $1,000,027, $900,024 and $875,014 for the 2015, 2014 and 2013, performance periods, respectively. The grant date fair value of the performance awards actually earned as of December 31, 2015 was $500,041, $900,024, and $813,760, for 2015, 2014 and 2013, respectively.

(10)	These amounts reflect the grant date fair value based upon achievement of the target performance goal for 2015, 2014 and 2013 performance awards. The amounts reported do not reflect compensation actually received by Mr. Drake. If the highest level of performance were to be assumed the grant date value of the performance awards would be $1,099,980, $1,000,031 and $875,014 for the 2015, 2014 and 2013, performance periods, respectively. The grant date fair value of the performance awards actually earned as of December 31, 2015 was $549,990, $1,000,031, and $813,760, for 2015, 2014 and 2013, respectively.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

All equity grants to Named Executive Officers prior to 2015 were made under the VCA Inc. 2006 Equity Incentive Plan. All equity grants to Named Executive Officers beginning in 2015 were made under the VCA Inc. 2015 Equity Incentive Plan. The following table sets forth certain information regarding the grant of plan-based equity awards made during the year ended December 31, 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of 2015 Equity Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Minimum (#)	Target (#)	Maximum (#)			Threshold ($)	Target ($)
Robert L. Antin	10/7/15	--	--	--	50,900	78,168	105,435	--	--	--	$4,300,022

Arthur J. Antin	10/7/15	--	--	--	13,634	18,179	21,814	--	--	--	$1,000,027

Tomas W. Fuller	10/7/15	--	--	--	11,271	15,906	19,996	--	--	--	$874,989

Neil Tauber	10/7/15	--	--	--	11,271	15,906	18,179	--	--	--	$874,989

Josh Drake	10/7/15	--	--	--	11,271	15,906	19,996	--	--	--	$874,989

(1)	The amounts shown in these columns reflect the total number of restricted stock units which may be earned at the minimum, target and maximum performance levels with respect of the performance-based restricted stock unit awards granted to the Named Executive Officers in 2015. As described in greater detail commencing on page 40 of this Proxy Statement, the minimum represents the number of restricted stock units which may be earned upon achievement of the “low” performance goal; the target represents the number of restricted stock units which may be earned upon achievement of the target performance goal; and the maximum represents the number of restricted stock units which may be earned upon achievement of the “high” performance goal. Up to 50% of the maximum number of RSUs awarded can be earned by satisfying the performance goals in 2015. The restricted stock unit awards will vest in four installments: 25% (rounded up to the nearest whole share) on October 7, 2016; 25% (rounded up to the nearest whole share) on October 7, 2017; 25% (rounded up to the nearest whole share) on October 7, 2018; and the remainder on October 7, 2019.

(2)	In accordance with SEC requirements, with respect to the restricted stock units, these amounts reflect the aggregate grant date fair value based upon achievement of the target performance goal, excluding the effect of estimated forfeitures. The amounts reported do not reflect compensation actually received by the Named Executive Officers.

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OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth the number of securities underlying outstanding plan awards for each Named Executive Officer as of December 31, 2015.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#) Exercisable	(#)(1) Unexercisable	($)		(#)	($)(2)	(#)	($)(2)
Robert L. Antin, Chief Executive Officer	10/7/2015	--	--	--	--	52,718 (3)	$2,899,490	52,717 (7)	$2,899,435
	10/7/2014	--	--	--	--	97,951 (4)	$5,387,305	--	--
	9/24/2013	--	--	--	--	97,777 (5)	$5,377,735	--	--
	8/27/2012	174,327	58,108	$18.94	8/27/2017	47,957 (6)	$2,637,635	--	--
Arthur J. Antin, Chief Operating Officer	10/7/2015	--	--	--	--	10,907 (3)	$599,885	10,907 (7)	$599,885
	10/7/2014	--	--	--	--	21,126 (4)	$1,161,930	--	--
	9/24/2013	--	--	--	--	23,658 (5)	$1,301,190	--	--
	8/27/2012	59,430	19,809	$18.94	8/27/2017	15,179 (6)	$834,845	--	--
Tomas W. Fuller, Chief Financial Officer	10/7/2015	--	--	--	--	9,998 (3)	$549,890	9,998 (7)	$549,890
	10/7/2014	--	--	--	--	17,285 (4)	$950,675	--	--
	9/24/2013	--	--	--	--	16,214 (5)	$891,770	--	--
	8/27/2012	35,658	11,886	$18.94	8/27/2017	9,240 (6)	$508,200	--	--
Neil Tauber, Sr. VP of Development	10/7/2015	--	--	--	--	9,090 (3)	$499,950	9,089 (7)	$499,895
	10/7/2014	--	--	--	--	17,285 (4)	$950,675	--	--
	9/24/2013	--	--	--	--	14,645 (5)	$805,475	--	--
	8/27/2012	27,734	9,244	$18.94	8/27/2017	7,480 (6)	$411,400	--	--
Josh Drake, Pres. of Antech Diagnostics	10/7/2015	--	--	--	--	9,998 (3)	$549,890	9,998 (7)	$549,890
	10/7/2014	--	--	--	--	19,206 (4)	$1,056,330	--	--
	9/24/2013	--	--	--	--	14,645 (5)	$805,475	--	--
	8/27/2012	--	8,584	$18.94	8/27/2017	6,710 (6)	$369,050	--	--

(1)	These options will vest in full on August 27, 2016.

(2)	Calculated based on the closing price of the Company’s common stock at the end of the year ended December 31, 2015.

(3)	This amount reflects shares underlying the restricted stock units granted to the named executive officer in 2015 and which were earned upon satisfaction of the maximum performance criteria in 2015. The shares of restricted stock reflected on the table (rounded up to the nearest whole share) will vest equally on October 7, 2016, October 7, 2017, October 7, 2018 and October 7, 2019.

(4)	This amount reflects shares underlying the restricted stock units granted to the named executive officer in 2014 and which were earned upon satisfaction of the maximum performance criteria in 2015 and 2014. The shares of restricted stock reflected on the table (rounded up to the nearest whole share) will vest equally on October 7, 2016, October 7, 2017 and October 7, 2018.

53 2016 Proxy Statement

(5)	This amount reflects shares underlying the restricted stock units granted to the named executive officer in 2013 and which were earned upon satisfaction of the applicable performance criteria in 2013, 2014 and 2015. The shares of restricted stock reflected on the table (rounded up to the nearest whole share) will vest equally on September 24, 2016 and September 24, 2017.

(6)	This amount reflects shares underlying the restricted stock units granted to the named executive officer in 2012 and which were earned upon satisfaction of the applicable performance criteria in 2012, 2013 and 2014. All of the shares of restricted stock reflected on the table will vest in full on August 27, 2016.

(7)	This amount reflects shares underlying the restricted stock units granted to the named executive officer in 2015 and which may be earned upon satisfaction of the maximum performance criteria in 2016 and 2017. If the performance criteria is satisfied, these shares of restricted stock will vest in full no later than October 7, 2019.

Options Exercised and Stock Vested in 2015

The following table sets forth information regarding the stock option awards that were exercised by each of our Named Executive Officers and restricted stock awards that vested during the year ended December 31, 2015.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($) (1)	(#)	($) (2)
Robert L. Antin, Chief Executive Officer	--	--	262,617	$14,352,208
Arthur J. Antin, Chief Operating Officer	--	--	98,945	$5,395,687
Tomas W. Fuller, Chief Financial Officer	--	--	54,284	$2,963,515
Neil Tauber, Sr. VP of Development	--	--	48,848	$2,665,319
Josh Drake, Pres. of Antech Diagnostics	8,584	$322,289	33,398	$1,827,522

(1)	The dollar amount represents the difference between the aggregate market price of the shares of common stock underlying the options at exercise and the aggregate exercise price of the options.

(2)	The dollar amount represents the aggregate market price of the shares of common stock on the vesting date.

SUMMARY OF EQUITY COMPENSATION PLAN

The following table sets forth information concerning all equity compensation plans and individual compensation arrangements in effect during the year ended December 31, 2015.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	667,851	$17.91	3,120,750
Equity Compensation Plans Not Approved By Security Holders	--	--	--

Total	667,851	$17.91	3,120,750

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PENSION BENEFITS

The table below reflects benefits accrued under the SERP for each of Robert L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller as of December 31, 2015.

Named Executive Officer	Name of Plan	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Year ($)
Robert L. Antin, Chief Executive Officer	SERP for Robert L. Antin	(1)	$4,357,793	$0
Arthur J. Antin, Chief Operating Officer	SERP for Arthur J. Antin	(1)	$2,322,807	$316,500
Tomas W. Fuller, Chief Financial Officer	SERP for Tomas W. Fuller	(1)	$1,475,866	$0
Neil Tauber, Sr. VP of Development	SERP for Neil Tauber	(1)	$1,763,874	$0

(1)

All participants have five or more years of credited service and are fully vested. Years of service is only used when determining vesting, and is not used for benefit accrual purposes after a participant is fully vested.

(2)

For purposes of calculating the present value of the accumulated benefit for the SERP Beneficiaries, we used “Final Salary” for Mr. R. Antin as of December 31, 2015 (assuming increases in annual base compensation of 4% per year), for Mr. A. Antin as of December 31, 2013, and for Messrs. Tauber and Fuller as of December 31, 2015.

On June 30, 2010, the Company executed a SERP agreement with each of the following Named Executive Officers of the Company: Robert L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller (each, a “SERP Beneficiary”). Pursuant to each SERP agreement, each SERP Beneficiary will be entitled to monthly benefit payments when he reaches a specified age identified in the chart below (the “Benefit Commencement Date”). The annual amount of the benefit payments to each SERP Beneficiary will be equal to the vested percentage, up to a maximum of 50%, of Final Salary as of the date his employment terminates. “Final Salary” is equal to the greater of (i) annual base compensation paid in cash pursuant to the SERP Beneficiary’s employment agreement or other employment arrangement with the Company immediately prior to the Benefit Commencement Date, or (ii) the average annual base compensation paid in cash pursuant to the SERP Beneficiary’s employment agreement for the three highest years during the ten year period ending on December 31st immediately preceding the Benefit Commencement Date.

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The vested percentage on the date each SERP Beneficiary’s employment terminates is as follows:

SERP Beneficiary	Benefit Commencement Date (1)	Vested Percentage on Effective Date of SERP	Vested Percentage on 12/31/10	Vested Percentage on 12/31/11	Vested Percentage on 12/31/12	Vested Percentage on 12/31/13	Vested Percentage on 12/31/14
Robert L. Antin, Chief Executive Officer	Age 66	20%	30%	40%	50%	50%	50%
Arthur J. Antin, Chief Operating Officer	Age 67	20%	30%	40%	50%	50%	50%
Tomas W. Fuller, Chief Financial Officer	Age 62	--	10%	20%	30%	40%	50%
Neil Tauber, Sr. VP of Development	Age 66	--	10%	20%	30%	40%	50%

(1)	The Benefit Commencement Date is the first day of the calendar month following the month during which the SERP Beneficiary attains the age set forth in this column.

The payments to which each SERP Beneficiary is entitled will extend for 12 years following the Benefit Commencement Date. Mr. A. Antin began receiving payments under his SERP agreement beginning in 2014 and Mr. R. Antin began receiving payments under his SERP agreement beginning in 2016. None of the other SERP Beneficiaries are eligible for early retirement under the SERP, because they have not reached the age that would trigger the Benefit Commencement Date. For further discussion regarding each SERP agreement, see “Employment Agreements; Post-Retirement Medical Benefits Coverage Agreements; Post-Termination Consulting Agreements; SERP Agreements; Payments Upon Termination and Change in Control” below.

EMPLOYMENT AGREEMENTS; POST-RETIREMENT MEDICAL BENEFITS COVERAGE AGREEMENTS; POST-TERMINATION CONSULTING AGREEMENTS; SERP AGREEMENTS; PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL

We have employment agreements with Robert L. Antin, Arthur J. Antin and Tomas W. Fuller, and severance agreements with Neil Tauber and Josh Drake. Each of these agreements provide for certain payments upon termination or Change in Control. For purposes of this Proxy Statement, a “Change in Control” shall be deemed to have occurred if (a) there shall be consummated (x) any consolidation or merger of the Company into or with another “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of Exchange Act) pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the persons who were stockholders of the Company immediately prior to the consummation of such consolidation or merger are the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act), immediately following the consummation of such consolidation or merger, of 62.5% or more of the combined voting power of the then outstanding voting securities of the person surviving or resulting from such consolidation or merger, or (y) any sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (c) any person shall become the beneficial owner of 25% or more of the Company’s outstanding common stock, or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

56 2016 Proxy Statement

In addition, we have award agreements governing the equity awards made to our Named Executive Officers, and post-retirement medical benefits coverage agreements, post-termination consulting agreements and SERP agreements with certain of our Named Executive Officers, as follows:

Robert L. Antin

Employment Agreement

Mr. R. Antin’s employment agreement, dated as of November 27, 2001, as amended, provides for Mr. R. Antin to serve as our Chairman of the Board, Chief Executive Officer and President for a term of five years from any given date, such that there shall always be a minimum of at least five years remaining under his employment agreement. The employment agreement provides for Mr. R. Antin to receive an annual base salary of $520,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the Compensation Committee. Mr. R. Antin also is entitled to specified perquisites.

If Mr. R. Antin’s employment is terminated due to his death, the employment agreement provides that we will pay Mr. R. Antin’s estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, continue to provide family medical benefits and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. If Mr. R. Antin’s employment is terminated due to his disability, the employment agreement provides that we will pay Mr. R. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. R. Antin), continue to provide specified benefits and perquisites and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. In the case of termination due to death or disability, any options that accelerate on the date of termination will remain exercisable for the full term.

If Mr. R. Antin terminates the employment agreement for “good reason,” if we terminate the employment agreement without cause or in the event of a Change in Control, in which event the employment of Mr. R. Antin terminates automatically, we will pay Mr. R. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to five times the greater of Mr. R. Antin’s last annual bonus or the average of all bonuses paid or payable to Mr. R. Antin under the employment agreement. In addition, we will accelerate the vesting of his equity awards and continue to provide specified benefits and perquisites. In these circumstances, Mr. R. Antin may exercise his options, which are accelerated on the date of termination, immediately upon termination and thereafter during the term of the option. For purposes hereof, “good reason” means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. R. Antin under his employment agreement, consulting agreement or SERP agreement, as applicable, or (y) the office where Mr. R. Antin is required to perform his duties to the Company is relocated to a location outside of Los Angeles County, California; provided, however, that in either case Mr. R. Antin delivered written notice to the Company within 90 days of the condition’s initial existence and the Company failed to cure the condition within 30 days.

If Mr. R. Antin terminates the employment agreement without good reason or we terminate the employment agreement for “cause,” Mr. R. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes of this paragraph, for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

57 2016 Proxy Statement

If any of the payments due Mr. R. Antin upon termination qualify as “excess parachute payments” under the Internal Revenue Code, Mr. R. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. R. Antin is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

Post-Retirement Medical Benefits Coverage Agreement

Mr. R. Antin’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. R. Antin and his family will continue to receive medical benefits coverage from the date employment is terminated until the last to occur of Mr. R. Antin’s death, the death of Mr. R. Antin’s spouse, or the end of the year in which each of Mr. R. Antin’s children has a 25th birthday. The medical benefits coverage afforded to Mr. R. Antin and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. R. Antin and his family at any time during the five years prior to termination. Upon Mr. R. Antin’s eligibility for Medicare or a similar program, Mr. R. Antin will have the option to enroll in Medicare or such similar program. If Mr. R. Antin or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Internal Revenue Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. R. Antin equal to all federal, state and local taxes incurred by Mr. R. Antin as a result thereof.

Post-Termination Consulting Agreement

Mr. R. Antin’s consulting agreement, dated as of June 28, 2010, provides that Mr. R. Antin will provide business consulting and advice to the Company following his full-time employment with the Company. The term of Mr. R. Antin’s consulting agreement commences on the date of Mr. R. Antin’s voluntary termination, i.e., resignation as Chief Executive Officer other than for good reason, following a Change in Control or resulting from Mr. R. Antin’s disability, and continues for the next five years. Mr. R. Antin will receive annual compensation equal to 100% of his Final Compensation for the first and second years of the term of his consulting agreement, and 75% of his Final Compensation during the third, fourth and fifth years of the term of his consulting agreement. “Final Compensation” is the greater of (i) Mr. R. Antin’s annual base compensation paid in cash immediately prior to Mr. R. Antin’s voluntary termination, plus the highest bonus earned by Mr. R. Antin with respect to services rendered during the four preceding full calendar years before Mr. R. Antin’s voluntary termination, or (ii) the average of Mr. R. Antin’s annual base compensation paid in cash plus any bonus earned with respect to services rendered during the two highest compensation years during the five-year period ending on December 31st immediately preceding Mr. R. Antin’s voluntary termination. During the term of his consulting agreement, Mr. R. Antin also will be entitled to insurance and welfare benefits and certain other perquisites detailed in his consulting agreement.

If the consulting agreement is terminated as a result of his death or disability, or by the Company without cause, by Mr. R. Antin for good reason, or upon a Change in Control, Mr. R. Antin will be entitled to the amount he would have earned over the remaining term of his consulting agreement. In addition, in such event, vesting will accelerate on all outstanding stock options and other equity awards held by Mr. R. Antin (except that in the case of Mr. R. Antin’s death or disability only those awards that would otherwise have vested and become exercisable during the 24 months immediately following the date of his death or disability, respectively, will

58 2016 Proxy Statement

accelerate). If any of the payments or benefits due Mr. R. Antin under his consulting agreement or any other plan, agreement or arrangement qualify as “excess parachute payments” under the Internal Revenue Code, Mr. R. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

Furthermore, Mr. R. Antin’s consulting agreement provides that, during the period commencing on the date of his voluntary termination and continuing in perpetuity, Mr. R. Antin is restricted from, directly or indirectly, divulging, disclosing or communicating any confidential information of any kind, nature or description regarding any matter affecting or relating to the business of the Company, except in the ordinary course of the Company’s business.

If Mr. R. Antin terminates his consulting agreement without “good reason” or the Company terminates his consulting agreement with “cause”, Mr. R. Antin would not be entitled to any payments under his consulting agreement.

SERP Agreement

Mr. R. Antin’s SERP agreement, dated as of June 28, 2010, provides that Mr. R. Antin will be entitled to monthly benefit payments when he reaches the age of 66 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. R. Antin is entitled to 144 monthly payments in an amount equal to 1/12th of the applicable vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. R. Antin for good reason, or Mr. R. Antin’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. R. Antin dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. R. Antin must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. R. Antin must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. R. Antin’s SERP agreement, see “Pension Benefits” on page 50 of this Proxy Statement.

The following table describes the potential payments to Mr. Robert L. Antin upon termination or Change in Control.

Payments & Benefits Upon Termination (1)	Death	Disability	By Officer for Good Reason	By Officer Without Good Reason	By Company Without Cause	By Company for Cause	Change in Control

Accrued & Unpaid Salary (2)	$36,865	$36,865	$36,865	$36,865	$36,865	$36,865	$36,865
Cash Severance (3)	$5,325,000	$5,322,920	$18,000,000	--	$18,000,000	--	$18,000,000
Acceleration of Equity Awards (4)	$23,092,779	$23,092,779	$23,092,779	--	$23,092,779	--	$23,092,779
Automobile	--	$201,429	$201,429	--	$201,429	--	$201,429
Club Membership	--	$206,771	$206,771	--	$206,771	--	$206,771
Group Life and Other Company Insurance Plans (5)	$2,480	$4,685	$4,685	--	$4,685	--	$4,685
Post-Retirement Medical Benefits (6)	$753,830	$1,261,786	$1,261,786	$1,261,786	$1,261,786	$1,261,786	$1,261,786
SERP Agreement	$6,390,000	$6,390,000	$6,390,000	--	$6,390,000	--	$6,390,000
Excise Tax / Gross-Up (7)	--	--	--	--	--	--	$13,243,933

Total	$35,600,954	$36,517,235	$49,194,315	$1,298,651	$49,194,315	$1,298,651	$62,438,248

59 2016 Proxy Statement

(1)

Upon the termination of Mr. R. Antin’s employment or a Change in Control, Mr. R. Antin will receive a lump-sum payment consisting of (a) accrued and unpaid salary, (b) accrued and unpaid vacation, (c) cash severance and (d) an additional amount to cover the tax consequences associated with “excess parachute payments” under the Internal Revenue Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a five-year period. For example, during such five-year period, Mr. R. Antin will receive an average annual payment of $40,286 towards the cost of an automobile.

(2)	Reflects Mr. R. Antin’s accrued and unpaid salary as of December 31, 2015.

(3)

For purposes of calculating the cash severance payable to Mr. R. Antin, we used Mr. R. Antin’s annual base salary as of December 31, 2015 ($1,065,000) and, by action of the Compensation Committee, the annual bonus Mr. R. Antin was eligible to receive based on achievement of the performance goals established by the Compensation Committee for 2015 ($2,662,500).

(4)

As of December 31, 2015, 58,108 stock options held by Mr. R. Antin were unvested, 312,729 restricted stock units held by Mr. R. Antin were earned but unvested, and 52,717 restricted stock units held by Mr. R. Antin were unearned and unvested. Pursuant to the terms of the applicable award agreements, upon the termination of Mr. R. Antin’s employment due to death, disability, by the Company without “cause”, by Mr. R. Antin for “good reason”, or upon a Change in Control, all of the unvested equity awards held by Mr. R. Antin will accelerate.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. R. Antin.

(6)

Consists of projected future costs of medical and dental insurance premiums to be paid on behalf of Mr. R. Antin (assuming a life expectancy of 18 years as of December 31, 2015), including projected annual costs for (a) executive medical excess claims insurance coverage for the period commencing on January 1, 2015 and ending on December 31, 2033 and (b) Medicare and Medicare supplement premiums for the period commencing on January 1, 2018 and ending on December 31, 2033.

(7)

If the receipt by Mr. R. Antin of the post-retirement medical benefits coverage described in footnote 6 above is treated as a “parachute payment,” we estimate that the amount set forth in the “Excise Tax/Gross-Up” row would increase by $693,257.

Arthur J. Antin

Employment Agreement

Mr. A. Antin’s employment agreement, dated as of November 27, 2001, as amended, provides for Mr. A. Antin to serve as our Chief Operating Officer, Senior Vice President and Secretary for a term equal to three years from any given date, such that there shall always be a minimum of at least three years remaining under his employment agreement. (Mr. A. Antin no longer serves as the Company’s Secretary.) The employment agreement provides for Mr. A. Antin to receive an annual base salary of $416,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by our Compensation Committee. Mr. A. Antin also is entitled to specified perquisites.

If Mr. A. Antin’s employment is terminated due to his death, the employment agreement provides that we will pay Mr. A. Antin’s estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, continue to provide family medical benefits and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. If Mr. A. Antin’s employment is terminated due to his disability, the employment agreement provides that we will pay Mr. A. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. A. Antin), continue to provide specified benefits and perquisites and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. In the case of termination due to death or disability, any option that is accelerated on the date of termination will remain exercisable for the full term.

If Mr. A. Antin terminates the employment agreement for “good reason,” if we terminate the employment agreement without “cause” or in the event of a Change in Control, in which event the employment of Mr. A. Antin terminates automatically, we will pay Mr. A. Antin his accrued and unpaid salary, his accrued and unused

60 2016 Proxy Statement

vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to three times the greater of Mr. A. Antin’s last annual bonus or the average of all bonuses paid or payable to Mr. A. Antin under the employment agreement. In addition, we will accelerate the vesting of his equity awards and continue to provide specified benefits and perquisites. In these circumstances, Mr. A. Antin may exercise his options that are accelerated on the date of termination during the full term of the option. For purposes hereof, “good reason” means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. A. Antin under his employment agreement, consulting agreement or SERP agreement, as applicable, or (y) the office where Mr. A. Antin is required to perform his duties to the Company is relocated to a location outside of Los Angeles County, California; provided, however, that in either case Mr. A. Antin delivered written notice to the Company within 90 days of the condition’s initial existence and the Company failed to cure the condition within 30 days.

If Mr. A. Antin terminates the employment agreement without good reason or we terminate the employment agreement for cause, Mr. A. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes of this paragraph, for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. A. Antin upon termination qualify as “excess parachute payments” under the Internal Revenue Code, Mr. A. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. A. Antin is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

Post-Retirement Medical Benefits Coverage Agreement

Mr. A. Antin’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. A. Antin and his family will continue to receive medical benefits coverage commencing on or after the date that Mr. A. Antin attains age 60 until the last to occur of Mr. A. Antin’s death, the death of Mr. A. Antin’s spouse, or the end of the year in which each of Mr. A. Antin’s children has a 25th birthday. The medical benefits coverage afforded to Mr. A. Antin and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. A. Antin and his family at any time during the five years prior to termination. Upon Mr. A. Antin’s eligibility for Medicare or a similar program, Mr. A. Antin will have the option to enroll in Medicare or such similar program. If Mr. A. Antin or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. The coverage provided by the Company is secondary to any employer’s group medical plan in which Mr. A. Antin or an eligible family member participates as an active employee, any employer’s group medical plan in which Mr. A. Antin is covered as the spouse or dependent or an active employee, any individual medical benefits coverage under which Mr. A. Antin or an eligible family member is covered, or Medicare coverage. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Internal Revenue Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. A. Antin equal to all federal, state and local taxes incurred by Mr. A. Antin as a result thereof. Furthermore, the Company’s obligation to provide post-retirement medical benefits coverage to Mr. A. Antin will cease if he causes any person or entity controlled by him to induce or attempt to induce (a) any employee of the Company or any of its affiliates to leave the Company or any of its affiliates or

61 2016 Proxy Statement

(b) any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its affiliates to cease doing business with, or knowingly adversely alter its business relationship with, the Company or any of its affiliates.

Post-Termination Consulting Agreement

Mr. A. Antin’s consulting agreement, dated as of June 28, 2010, provides that Mr. A. Antin will provide business consulting and advice to the Company following his full-time employment with the Company. The term of the Mr. A. Antin’s consulting agreement commences on the date of Mr. A. Antin’s voluntary termination, i.e., his resignation as Chief Operating Officer and Senior Vice President other than for good reason, following a Change in Control or resulting from Mr. A. Antin’s disability, and continues for the next four years. Mr. A. Antin will receive annual compensation equal to 100% of his Final Compensation for the first year of the term of his consulting agreement, 75% of his Final Compensation during the second year of the term, 50% of his Final Compensation during the third year of the term and 25% of his Final Compensation during the fourth year of the term. “Final Compensation” is the greater of (i) Mr. A. Antin’s annual base compensation paid in cash immediately prior to Mr. A. Antin’s voluntary termination, plus the highest bonus earned by Mr. A. Antin with respect to services rendered during the four preceding full calendar years before Mr. A. Antin’s voluntary termination or (ii) the average of Mr. A. Antin’s annual base compensation paid in cash plus any bonus earned with respect to services rendered during the two highest compensation years during the five-year period ending on December 31st immediately preceding Mr. A. Antin’s voluntary termination. During the term of his consulting agreement, Mr. A. Antin also will be entitled to insurance and welfare benefits and certain other perquisites detailed in his consulting agreement.

If the consulting agreement is terminated as a result of his death or disability, or by the Company without cause, by Mr. A. Antin for good reason, or upon a Change in Control, Mr. A. Antin will be entitled to the amount he would have earned over the remaining term of the consulting agreement. In addition, in such event, vesting will accelerate on all outstanding stock options and other equity awards held by Mr. A. Antin (except that in the case of Mr. A. Antin’s death or disability only those awards that would otherwise have vested and become exercisable during the 24 months immediately following the date of his death or disability, respectively, will accelerate). If any of the payments or benefits due Mr. A. Antin under his consulting agreement or any other plan, agreement or arrangement qualify as “excess parachute payments” under the Internal Revenue Code, Mr. A. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

Furthermore, Mr. A. Antin’s consulting agreement provides that, during the period commencing on the date of his voluntary termination and continuing in perpetuity, Mr. A. Antin is restricted from, directly or indirectly, divulging, disclosing or communicating any confidential information of any kind, nature or description regarding any matter affecting or relating to the business of the Company, except in the ordinary course of the Company’s business.

If Mr. A. Antin terminates his consulting agreement without “good reason” or the Company terminates his consulting agreement with “cause”, Mr. A. Antin would not be entitled to any payments under his consulting agreement.

SERP Agreement

Mr. A. Antin’s SERP agreement, dated as of June 28, 2010, provides that Mr. A. Antin will be entitled to monthly benefit payments when he reaches the age of 67 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. A. Antin is entitled to 144 monthly payments in an amount equal to 1/12th of the applicable vested percentage of his Final Salary. However, if before or coincident with his

62 2016 Proxy Statement

“separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. A. Antin for good reason, or Mr. A. Antin’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. A. Antin dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. A. Antin must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. A. Antin must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. A. Antin’s SERP agreement, see “Pension Benefits” on page 50 of this Proxy Statement.

The following table describes the potential payments to Mr. Arthur J. Antin upon termination or Change in Control.

Payments & Benefits Upon Termination (1)	Death	Disability	By Officer for Good Reason	By Officer Without Good Reason	By Company Without Cause	By Company for Cause	Change in Control
Accrued & Unpaid Salary (2)	$23,019	$23,019	$23,019	$23,019	$23,019	$23,019	$23,019
Cash Severance (3)	$1,995,000	$1,993,752	$3,770,550	--	$3,770,550	--	$3,770,550
Acceleration of Equity Awards (4)	$5,599,468	$5,599,468	$5,599,468	--	$5,599,468	--	$5,599,468
Automobile	--	$115,946	$115,946	--	$115,946	--	$115,946
Club Membership	--	$78,648	$78,648	--	$78,648	--	$78,648
Group Life and Other Company Insurance Plans (5)	$1,488	$2,811	$2,811	--	$2,811	--	$2,811
Post-Retirement Medical Benefits (6)	$753,830	$1,073,964	$1,073,964	$1,073,964	$1,073,964	$1,073,964	$1,073,964
SERP Agreement	$3,798,000	$3,798,000	$3,798,000	--	$3,798,000	--	$3,798,000

Total	$12,170,805	$12,685,608	$14,462,406	$1,096,983	$14,462,406	$1,096,983	$14,462,406

(1)

Upon the termination of Mr. A. Antin’s employment or a Change in Control, Mr. A. Antin will receive a lump-sum payment consisting of (a) accrued and unpaid salary, (b) accrued and unpaid vacation, (c) cash severance and (d) an additional amount to cover the tax consequences associated with “excess parachute payments” under the Internal Revenue Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a three-year period. For example, during such three-year period, Mr. A. Antin will receive an average annual payment of $38,649 towards the cost of an automobile.

(2)	Reflects Mr. A. Antin’s accrued and unpaid salary as of December 31, 2015.

(3)

For purposes of calculating the cash severance payable to Mr. A. Antin, we used Mr. A. Antin’s annual base salary as of December 31, 2015 ($655,000) and, by action of the Compensation Committee, the annual bonus Mr. A. Antin was eligible to receive based on achievement of the performance goals established by the Compensation Committee for 2015 ($665,000).

(4)

As of December 31, 2015, 19,809 stock options held by Mr. A. Antin were unvested, 74,392 restricted stock units held by Mr. A. Antin were earned but unvested, and 10,907 restricted stock units held by Mr. A. Antin were unearned and unvested. Pursuant to the terms of the applicable award agreements, upon the termination of Mr. A. Antin’s employment due to death, disability, by the Company without “cause”, by Mr. A. Antin for “good reason”, or upon a Change in Control, all of the unvested equity awards held by Mr. A. Antin will accelerate.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. A. Antin.

(6)

Consists of projected future costs of medical and dental insurance premiums to be paid on behalf of Mr. A. Antin (assuming a life expectancy of 14 years as of December 31, 2015), including projected annual costs for (a) executive medical excess claims insurance coverage for the period commencing on January 1, 2015 and ending on December 31, 2029 and (b) Medicare and Medicare supplement premiums for the period commencing on January 1, 2018 and ending on December 31, 2029.

63 2016 Proxy Statement

Tomas W. Fuller

Employment Agreement

Mr. Fuller’s employment agreement dated as of November 27, 2001, as amended, provides for Mr. Fuller to serve as our Chief Financial Officer, Vice President and Assistant Secretary for a term equal to two years from any given date, such that there shall always be a minimum of at least two years remaining under his employment agreement. (Mr. Fuller currently serves as the Company’s Secretary.) The employment agreement provides for Mr. Fuller to receive an annual base salary of not less than $208,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by our Compensation Committee.

If Mr. Fuller’s employment is terminated due to his death, the employment agreement provides that we will pay Mr. Fuller’s estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, continue to provide family medical benefits and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. If Mr. Fuller’s employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Fuller his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Fuller), continue to provide specified benefits and perquisites and accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. In the case of termination due to death or disability, any options that are accelerated on the date of termination will remain exercisable for the full term.

If Mr. Fuller terminates the employment agreement for “good reason,” if we terminate the employment agreement without “cause” or in the event of a Change in Control, in which event the employment of Mr. Fuller terminates automatically, we will pay Mr. Fuller his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to two times the greater of Mr. Fuller’s last annual bonus or the average of all bonuses paid or payable to Mr. Fuller under the employment agreement. In addition, we will accelerate the vesting of his equity awards and continue to provide specified benefits and perquisites; provided, however, that if we terminate Mr. Fuller’s employment agreement without cause, we will only accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. In these circumstances, Mr. Fuller may exercise his options that are accelerated on the date of termination for the full term of the option. For purposes hereof, “good reason” means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. Fuller under his employment agreement, consulting agreement or SERP agreement, as applicable, or (y) the office where Mr. Fuller is required to perform his duties to the Company is relocated to a location outside of Los Angeles County, California; provided, however, that in either case Mr. Fuller delivered written notice to the Company within 90 days of the condition’s initial existence and the Company failed to cure the condition within 30 days.

If Mr. Fuller terminates the employment agreement without good reason or we terminate the employment agreement for cause, Mr. Fuller is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes hereof, for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. Fuller upon termination qualify as “excess parachute payments” under the Internal Revenue Code, Mr. Fuller also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

64 2016 Proxy Statement

In the event of a Change in Control and at our request, Mr. Fuller is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

Post-Retirement Medical Benefits Coverage Agreement

Mr. Fuller’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. Fuller and his family will continue to receive medical benefits coverage commencing on or after the date that Mr. Fuller attains age 53 until the last to occur of Mr. Fuller’s death, the death of Mr. Fuller’s spouse, or the end of the year in which each of Mr. Fuller’s children has a 25th birthday. The medical benefits coverage afforded to Mr. Fuller and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. Fuller and his family at any time during the five years prior to termination. Upon Mr. Fuller’s eligibility for Medicare or a similar program, Mr. Fuller will have the option to enroll in Medicare or such similar program. If Mr. Fuller or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. The coverage provided by the Company is secondary to any employer’s group medical plan in which Mr. Fuller or an eligible family member participates as an active employee, any employer’s group medical plan in which Mr. Fuller is covered as the spouse or dependent or an active employee, any individual medical benefits coverage under which Mr. Fuller or an eligible family member is covered, or Medicare coverage. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Internal Revenue Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. Fuller equal to all federal, state and local taxes incurred by Mr. Fuller as a result thereof.

Furthermore, the Company’s obligation to provide post-retirement medical benefits coverage to Mr. Fuller will cease if he causes any person or entity controlled by him to induce or attempt to induce (a) any employee of the Company or any of its affiliates to leave the Company or any of its affiliates or (b) any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its affiliates to cease doing business with, or knowingly adversely alter its business relationship with, the Company or any of its affiliates.

SERP Agreement

Mr. Fuller’s SERP agreement, dated as of June 28, 2010, provides that Mr. Fuller will be entitled to monthly benefit payments when he reaches the age of 62 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. Fuller is entitled to 144 monthly payments in an amount equal to 1/12th of the appropriate vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. Fuller for good reason, or Mr. Fuller’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. Fuller dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. Fuller must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. Fuller must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. Fuller’s SERP agreement, see “Pension Benefits” on page 50 of this Proxy Statement.

65 2016 Proxy Statement

The following table describes the potential payments to Mr. Tomas W. Fuller upon termination or Change in Control.

Payments & Benefits Upon Termination (1)	Death	Disability	By Officer for Good Reason	By Officer Without Good Reason	By Company Without Cause	By Company for Cause	Change in Control

Accrued & Unpaid Salary (2)	$15,750	$15,750	$15,750	$15,750	$15,750	$15,750	$15,750
Cash Severance (3)	$910,000	$909,168	$1,820,000	--	$1,820,000	--	$1,820,000
Acceleration of Equity Awards (4)	$4,205,899	$4,205,899	$4,205,899	--	$4,205,899	--	$4,205,899
Automobile	--	$69,885	$69,885	--	$69,885	--	$69,885
Group Life and Other Company Insurance Plans (5)	$726	$1,608	$1,608	--	$1,608	--	$1,608
Post-Retirement Medical Benefits (6)	$626,395	$1,805,613	$1,805,613	$1,805,613	$1,805,613	$1,805,613	$1,805,613
SERP Agreement	$2,730,000	$2,730,000	$2,730,000	--	$2,730,000	--	$2,730,000

Total	$8,488,770	$9,737,923	$10,648,755	$1,821,363	$10,648,755	$1,821,363	$10,648,755

(1)

Upon the termination of Mr. Fuller’s employment or a Change in Control, Mr. Fuller will receive a lump-sum payment consisting of (a) accrued and unpaid salary, (b) accrued and unpaid vacation, (c) cash severance and (d) an additional amount to cover the tax consequences associated with “excess parachute payments” under the Internal Revenue Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a two-year period. For example, during such two-year period, Mr. Fuller will receive an average annual payment of $34,943 towards the cost of an automobile.

(2)	Reflects Mr. Fuller’s accrued and unpaid salary as of December 31, 2015.

(3)

For purposes of calculating the cash severance payable to Mr. Fuller, we used Mr. Fuller’s annual base salary as of December 31, 2015 ($455,000) and the annual bonus Mr. Fuller was eligible to receive based on achievement of the performance goals established by the Compensation Committee for 2015 ($455,000).

(4)

As of December 31, 2015, 11,886 stock options held by Mr. Fuller were unvested, 55,619 restricted stock units held by Mr. Fuller were earned but unvested, and 9.998 restricted stock units held by Mr. Fuller were unearned and unvested. Pursuant to the terms of the applicable award agreements, upon the termination of Mr. Fuller’s employment due to death, disability, by the Company without “cause”, by Mr. Fuller for “good reason”, or upon a Change in Control, all of the unvested equity awards held by Mr. Fuller will accelerate.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. Fuller.

(6)

Consists of projected future costs of medical and dental insurance premiums to be paid on behalf of Mr. Fuller (assuming a life expectancy of 25 years as of December 31, 2015), including (a) executive medical excess claims insurance coverage for the period commencing on January 1, 2015 and ending on December 31, 2040 and (b) Medicare and Medicare supplement premiums for the period commencing on January 1, 2019 and ending on December 31, 2040.

Neil Tauber

Severance Agreement

On April 25, 2008, we entered into an amended severance agreement with Mr. Tauber, which amends and restates his severance agreement, dated March 3, 2003. The amended severance agreement is effective as of April 22, 2008, the date on which the Compensation Committee approved the amendment.

If Mr. Tauber’s employment with us terminates due to his death or disability, the amended severance agreement provides that we will pay Mr. Tauber (or his estate in the case of termination due to death) a lump-sum payment equal to his accrued and unpaid salary and other compensation and his accrued and unused vacation and sick pay and, within 30 days of the date of termination, a lump-sum payment equal to the amount he would have

66 2016 Proxy Statement

earned as base salary during the two years following the termination date (reduced by any amounts paid under any long-term disability insurance policy maintained by us for the benefit of Mr. Tauber in the case of termination due to disability), and we will continue to provide specified benefits and perquisites. We will also accelerate the vesting of equity awards held by Mr. Tauber that would have vested during the two years following the date of termination solely as a result of his continued service to the Company and any option or stock appreciation right that is accelerated on the date of termination will remain exercisable for the full term of the award. In addition, all equity-based performance awards granted to Mr. Tauber, to the extent they would have become vested after the date of his termination upon the attainment of one or more specified performance goals, will vest as provided by such performance award but without regard to Mr. Tauber’s termination, conditioned on and to the extent that such performance goal or goals are attained.

If Mr. Tauber terminates his employment for “good reason,” if we terminate his employment without “cause” or in the event of a Change in Control, in which event the employment of Mr. Tauber terminates automatically, we will pay Mr. Tauber a lump-sum payment equal to his accrued and unpaid salary and other compensation and his accrued and unused vacation and sick pay and, within 30 days of the date of termination, a lump-sum payment equal to the sum of the amount he would have earned as base salary during the two years following the termination date and an amount equal to two times Mr. Tauber’s average annual bonus based on the annual bonuses paid or payable to Mr. Tauber for the last three fiscal years, and we will continue to provide specified benefits and perquisites. We will also accelerate the vesting of equity awards held by Mr. Tauber that would have vested following the date of termination solely as a result of his continued service to the Company and any option or stock appreciation right that is accelerated on the date of termination will remain exercisable for the full term of the award; provided, however, that if we terminate Mr. Tauber’s employment without cause, we will only accelerate the vesting of his equity awards that would have vested during the two years following the date of termination. In addition, all equity-based performance awards granted to Mr. Tauber, to the extent they would have become vested after the date of his termination upon the attainment of one or more specified performance goals, will vest as provided by such performance award but without regard to Mr. Tauber’s termination, conditioned on and to the extent that such performance goal or goals are attained. For purposes of this paragraph, the termination by Mr. Tauber of his employment will be for “good reason” if the termination occurs within two years following the initial existence of one or more of the following conditions without Mr. Tauber’s consent (i) a material diminution in Mr. Tauber’s authority, duties or responsibilities, (ii) a material diminution in Mr. Tauber’s annual base salary or (iii) the relocation of the office where Mr. Tauber is required to perform his duties to the Company to a location outside of Los Angeles County, California; provided Mr. Tauber delivers written notice to the Company of the existence of such condition within 90 days of the initial existence of the condition and the Company does not remedy such condition within 30 days of the receipt of such notice; and for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. Tauber upon termination qualify as “excess parachute payments” under the Internal Revenue Code, Mr. Tauber also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

If Mr. Tauber terminates his employment without good reason or we terminate his employment for cause, Mr. Tauber is entitled by law to receive all accrued, earned and unpaid salary and all accrued and unused vacation and sick pay.

Post-Retirement Medical Benefits Coverage Agreement

Mr. Tauber’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. Tauber and his family will continue to receive medical benefits coverage commencing on or

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after the date that Mr. Tauber attains age 60 until the last to occur of Mr. Tauber’s death, the death of Mr. Tauber’s spouse, or the end of the year in which each of Mr. Tauber’s children has a 25th birthday. The medical benefits coverage afforded to Mr. Tauber and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. Tauber and his family at any time during the five years prior to termination. Upon Mr. Tauber’s eligibility for Medicare or a similar program, Mr. Tauber will have the option to enroll in Medicare or such similar program. If Mr. Tauber or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. The coverage provided by the Company is secondary to any employer’s group medical plan in which Mr. Tauber or an eligible family member participates as an active employee, any employer’s group medical plan in which Mr. Tauber is covered as the spouse or dependent or an active employee, any individual medical benefits coverage under which Mr. Tauber or an eligible family member is covered, or Medicare coverage. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Internal Revenue Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. Tauber equal to all federal, state and local taxes incurred by Mr. Tauber as a result thereof.

Furthermore, the Company’s obligation to provide post-retirement medical benefits coverage to Mr. Tauber cease if he causes any person or entity controlled by him to induce or attempt to induce (a) any employee of the Company or any of its affiliates to leave the Company or any of its affiliates or (b) any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its affiliates to cease doing business with, or knowingly adversely alter its business relationship with, the Company or any of its affiliates.

SERP Agreement

Mr. Tauber’s SERP agreement, dated as of June 28, 2010, provides that Mr. Tauber will be entitled to monthly benefit payments when he reaches the age of 66 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. Tauber is entitled to 144 monthly payments in an amount equal to 1/12th of the applicable vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. Tauber for good reason, or Mr. Tauber’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. Tauber dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. Tauber must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. Tauber must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. Tauber’s SERP agreement, see “Pension Benefits” on page 50 of this Proxy Statement.

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The following table describes the potential payments to Mr. Neil Tauber upon termination.

Payments & Benefits Upon Termination (1)	Death	Disability	By Officer for Good Reason	By Officer Without Good Reason	By Company Without Cause	By Company for Cause	Change in Control

Accrued & Unpaid Salary (2)	$15,750	$15,750	$15,750	$15,750	$15,750	$15,750	$15,750
Cash Severance (3)	$910,000	$909,165	$1,679,534	--	$1,679,534	--	$1,679,534
Acceleration of Equity Awards (4)	$3,817,699	$3,817,699	3,817,699	--	3,817,699	--	3,817,699
Automobile	--	$80,905	$80,905	--	$80,905	--	$80,905
Group Life and Other Company Insurance Plans (5)	$992	$1,874	$1,874	--	$1,874	--	$1,874
Post-Retirement Medical Benefits (6)	$1,580,511	$2,082,649	$2,082,649	$2,082,649	$2,082,649	$2,082,649	$2,082,649
SERP Agreement	$2,730,000	$2,730,000	$2,730,000	--	$2,730,000	--	$2,730,000

Total	$9,054,952	$9,638,045	$10,408,411	$2,098,399	$10,408,411	$2,098,399	$10,408,411

(1)

Upon the termination of Mr. Tauber’s employment, Mr. Tauber will receive a lump-sum payment consisting of accrued and unpaid salary and accrued and unpaid vacation, and, within 30 days of the date of termination, a lump-sum payment consisting of cash severance and an additional amount to cover the tax consequences associated with “excess parachute payments” under the Internal Revenue Code, if any. On the fifth day following the date on which a Change in Control occurs, Mr. Tauber will receive a lump-sum payment consisting of accrued and unpaid salary, accrued and unpaid vacation paid, cash severance and an additional amount to cover the tax consequences associated with “excess parachute payments” under the Internal Revenue Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a two-year period. For example, during such two-year period, Mr. Tauber will receive an average annual payment of $40,453 towards the cost of an automobile.

(2)	Reflects Mr. Tauber’s accrued and unpaid salary as of December 31, 2015.

(3)

For purposes of calculating the cash severance payable to Mr. Tauber, we used his annual base salary as of December 31, 2015 ($455,000) and the average annual bonus based on the average of the last three annual cash bonuses paid to Mr. Tauber ($384,767).

(4)

As of December 31, 2015, 9,244 stock options held by Mr. Tauber were unvested, 51,382 restricted stock units held by Mr. Tauber were earned but unvested, and 9,089 restricted stock units held by Mr. Tauber were unearned and unvested. Pursuant to the terms of the applicable award agreements, upon the termination of Mr. Tauber’s employment due to death, disability, by the Company without “cause”, by Mr. Tauber for “good reason”, or upon a Change in Control, all of the unvested equity awards held by Mr. Tauber will accelerate.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. Tauber.

(6)

Consists of projected future costs of medical and dental insurance premiums to be paid on behalf of Mr. Tauber (assuming a life expectancy of 19 years as of December 31, 2015), including projected annual costs for (a) executive medical excess claims insurance coverage for the period commencing on January 1, 2015 and ending on December 31, 2034 and (b) Medicare and Medicare supplement premiums for the period commencing on January 1, 2017 and ending on December 31, 2034.

Josh Drake

Severance Agreement

On August 18, 2011, we entered into a severance agreement with Mr. Drake.

If we terminate Mr. Drake’s employment without “cause” or Mr. Drake’s employment with us terminates due to his death or disability, the severance agreement provides that we will pay Mr. Drake (or his estate in the case of termination due to death) a lump-sum payment equal to his accrued and unpaid salary and other compensation and his accrued and unused vacation and sick pay and the amount he would have earned as base salary during the one year period following the date of his termination (reduced by the fixed and determinable

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amount of any payments to be made to him during that one year period under any long-term disability insurance policy maintained by us for the benefit of Mr. Drake), payable in equal monthly installments. We will also continue to provide specified benefits and perquisites for the one year period following the date of his termination. All stock options and stock appreciation rights granted to Mr. Drake that would have vested during the one year following the date of termination solely as a result of his continued service to the Company, will continue to vest during the course of the one year period immediately following the date of termination and become exercisable in accordance with the terms and conditions applicable to such equity award. All restricted stock and restricted stock units held by Mr. Drake that would have vested during the one year period following the date of termination solely as a result of his continued service to the Company will vest upon the date of termination and, in the case of restricted stock units, will become payable in accordance with the terms and conditions applicable to such equity award.

Upon the occurrence of a Change in Control, if Mr. Drake’s employment is terminated (a) on or before the one year anniversary of the date of occurrence of a Change in Control by us other than for “cause” or as a result of Mr. Drake’s death or disability, or (b) on or after the one year anniversary of the date of occurrence of a Change in Control by Mr. Drake, then all stock options and stock appreciation rights granted to Mr. Drake that would have vested at any time after the date of termination, will immediately vest and become exercisable on the date of termination and remain exercisable for the full term of such award. All restricted stock and restricted stock units granted to Mr. Drake that would have vested at any time after the date of occurrence of a Change in Control solely as a result of his continued service to the Company will vest on the earlier of (a) the date that is one year after the date of occurrence of the Change in Control, provided that Mr. Drake continues to provide services to us or our successor, (b) the date of Mr. Drake’s termination of employment by us or our successor other than for “cause” or as a result of Mr. Drake’s death or disability and (c) the vesting date otherwise provided in the award agreement.

Mr. Drake’s severance agreement contains provisions that restrict him, for a period of one year after the termination of his employment, from (a) soliciting from Antech Diagnostics or any of its subsidiaries or affiliates any employee, key consultant, customer or client, or any person who was an employee, key consultant, customer or client within the last twelve months prior to Mr. Drake’s termination, or (b) being affiliated in any way, directly or indirectly, with a competitor, or becoming a competitor, of Antech Diagnostics in any area in which it operates, including, but not limited to, veterinary diagnostics testing, veterinary telemedicine, veterinary diagnostic and marketing communications for animal hospitals.

For purposes of this section, the termination of Mr. Drake’s employment for “cause” means for (i) a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude; (ii) gross misconduct in the performance of his duties; (iii) failure of Mr. Drake to follow or comply with our policies and procedures or the written directives of our Board of Directors; or (iv) the repeated failure of Mr. Drake to render full and proper services as required by the terms of his employment.

If we terminate Mr. Drake’s employment for cause, Mr. Drake is entitled by law to receive all accrued, earned and unpaid salary and all accrued and unused vacation and sick pay.

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The following table describes the potential payments to Mr. Josh Drake upon termination.

Payments & Benefits Upon Termination (1)	Death	Disability	By Company Without Cause	By Company for Cause	Change in Control

Accrued & Unpaid Salary (2)	$4,731	$4,731	$4,731	$4,731	$4,731
Cash Severance (3)	$409,584	$409,584	$409,584	--	$409,584
Acceleration of Equity Awards (4)	$3,992,339	$3,992,339	$3,992,339	--	$3,992,339
Group Life and Other Company Insurance Plans (5)	$27,805	$28,246	$28,246	--	$28,246

Total	$4,434,459	$4,434,900	$4,434,900	$4,731	$4,434,900

(1)

Upon the termination of Mr. Drake’s employment other than for “cause” or as a result of Mr. Drake’s death or disability, Mr. Drake will receive a lump-sum payment consisting of accrued and unpaid salary and accrued and unpaid vacation, and monthly payments of cash severance over the one year period following such termination.

(2)	Reflects Mr. Drake’s accrued and unpaid salary as of December 31, 2015.

(3)	For purposes of calculating the cash severance payable to Mr. Drake, we used his annual base salary as of December 31, 2015 ($410,000).
(4)

As of December 31, 2015, 8,584 stock options held by Mr. Drake were unvested, and 53,761 restricted stock units held by Mr. Drake were earned but unvested, and 9.998 restricted stock units held by Mr. Drake were unearned and unvested. Pursuant to the terms of the applicable award agreements, upon the termination of Mr. Drake’s employment due to death, disability, by the Company without “cause”, by Mr. Drake for “good reason”, or upon a Change in Control, all of the unvested equity awards held by Mr. Drake will accelerate.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. Drake.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

John M. Baumer

John B. Chickering, Jr.

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DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation on an annual basis. Our non-employee director compensation program for 2015 was as follows:

Annual Retainer

We pay our non-employee directors $10,000 per year, paid quarterly in arrears, $2,000 for each Board of Directors meeting attended in person or committee meeting attended in person which is not held on the same day as a Board of Directors meeting, including reimbursement for out-of-pocket expenses incurred in attending, and $1,000 for each Board of Directors meeting attended telephonically or committee meeting attended telephonically which is not held on the same day as a Board of Directors meeting. We pay the Chairman of our Audit Committee an additional $10,000 per year, paid quarterly in arrears. No employee director receives compensation for his or her service as a member of our Board of Directors.

Annual Grant of Restricted Shares

Upon appointment to the Board of Directors, each non-employee director receives an initial grant of a number of restricted shares of common stock equal to $75,000 divided by the closing price of VCA’s common stock on the grant date. These restricted shares vest in three equal annual installments, in each of the three 12-month periods, each an “annual period,” following the date of grant on that day during such annual period which is the earlier to occur of (a) the day immediately preceding the date of an annual meeting of the Company’s stockholders occurring during such annual period or (b) on the anniversary of the date of grant.

If the date of grant is fewer than 12 months prior to the date of the next annual meeting of stockholders, the number of shares granted is reduced on a pro-rata basis, based upon the number of months until the next annual meeting of stockholders.

In addition, each non-employee director receives an annual automatic grant on the date of the annual meeting of a number of restricted shares equal to $75,000 divided by the closing price of the Company’s common stock on the grant date. These restricted shares vest in three equal annual installments, in each of the three annual periods following the date of grant on that day during such annual period which is the earlier to occur of (a) the day immediately preceding the date of an annual meeting of the Company’s stockholders occurring during such annual period or (b) on the anniversary of the date of grant.

Summary of 2015 Director Compensation

The following table and related footnotes summarize the compensation paid by the Company to each non-employee director for 2015:

Name (1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($) (2)	($)	($)	($)	($)	($)
John M. Baumer	$20,000	$75,020	--	--	--	--	$95,020
John B. Chickering, Jr.	$34,000	$75,020	--	--	--	--	$109,020
John A. Heil	$20,000	$75,020	--	--	--	--	$95,020
Frank Reddick	$18,000	$75,020	--	--	--	--	$93,020

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(1)

Mr. Robert L. Antin, the Chairman of the Board, Chief Executive Officer and President of the Company, has been omitted from this table since he is an employee director and does not receive any compensation for serving on the Board of Directors. Mr. Antin’s compensation is set forth on the Summary Compensation Table on page 45 of this Proxy Statement.

(2)	In accordance with SEC requirements, these amounts reflect the grant date fair value of restricted stock grants in accordance with the provisions of FASB ASC 718.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related-party transactions. At least once a year, the Audit Committee reviews a summary of all related-party transactions, including the Company’s transactions with our executive officers and directors and with the firms that employ the directors.

Except as disclosed below, none of our directors, executive officers, stockholders owning more than five percent of our issued shares, or any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during 2015, or which is presently proposed.

We believe, based on our reasonable judgment, but without further investigation, that the terms of each of the following transactions or arrangements between us and our affiliates, officers, directors or stockholders which were parties to the transactions were, on an overall basis, at least as favorable to us as could then have been obtained from unrelated parties.

LEGAL SERVICES

Frank Reddick, who has been a director since February 2002, is a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP. Akin Gump Strauss Hauer & Feld LLP currently provides, and provided during 2015, legal services to us. In 2015, we paid Akin Gump Strauss Hauer & Feld LLP $1,541,270 for legal services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms that they file. Based solely upon our review of copies of the forms received by us and written representations from certain reporting persons that they have complied or not complied with the relevant filings requirements, we believe that, during the year ended December 31, 2015 all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of February 26, 2016, by:

•	each of our directors;

•	each of our Named Executive Officers;

•	all of our directors and Named Executive Officers as a group; and

•	all other stockholders known by us to beneficially own more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days following the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 81,199,412 shares of common stock outstanding on February 26, 2016. Unless otherwise indicated, the address for each of the stockholders listed below is c/o VCA Inc., 12401 West Olympic Boulevard, Los Angeles, California 90064.

	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
BlackRock, Inc. (1)	7,040,369	8.7%
Glenview Capital Management, LLC (2)	6,320,549	7.8%
The Vanguard Group (3)	5,633,643	6.9%
Robert L. Antin (4)	2,687,809	3.3%
Arthur J. Antin (5)	544,208	*
Neil Tauber (6)	171,522	*
Tomas W. Fuller (7)	257,259	*
Josh Drake	11,231	*
John M. Baumer (8)	23,676	*
John B. Chickering, Jr. (9)	12,046	*
John A. Heil (10)	31,474	*
Frank Reddick (11)	23,676	*
All directors and executive officers as a group (9 persons) (12)	3,762,901	4.6%

*	Indicates less than one percent.

(1)	Information based on the Schedule 13G/A filed with the SEC on January 27, 2016. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 6,313,509 shares and sole dispositive power over 7,040,369 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Information based on the Schedule 13G/A filed with the SEC on February 16, 2016. According to the Schedule 13G/A, Glenview Capital Management, LLC has shared voting power over 6,320,549 shares. The securities are held for the account of Glenview Capital

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Partners, L.P., Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., Glenview Offshore Opportunity Master Fund, Ltd., and Glenview Capital Opportunity Fund, L.P. (collectively, the “Glenview Funds”). Glenview Capital Management, LLC serves as the investment manager to each of the Glenview Funds. Lawrence M. Robbins is the chief executive officer of Glenview Capital Management, LLC and exercises dispositive power over the securities beneficially owned by Glenview Capital Management, LLC. The address of Glenview Capital Management, LLC is 767 Fifth Avenue, 44th Floor, New York, NY 10153.

(3)	Information based on the Schedule 13G/A filed with the SEC on February 11, 2016. According to the Schedule 13G/A, The Vanguard Group has sole voting power over 60,016 shares, shared voting power over 4,500 shares, sole dispositive power over 5,574,127 shares and shared dispositive power over 59,516 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Consists of (a) 2,108,491 shares held for the account of a trust of which Mr. R. Antin is trustee, (b) 404,991 shares held for the account of a limited liability company for which Mr. R. Antin serves as manager and which is owned by trusts established for the benefit of his children, and (c) 174,327 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before April 26, 2016.

(5)	Consists of (a) 484,778 shares held for the account of a trust of which Mr. A. Antin is trustee, and (b) 59,430 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before April 26, 2016.

(6)	Consists of (a) 127,879 shares, (b) 15,909 shares held for the account of a trust established for the benefit of Mr. Tauber’s child and of which his brother is trustee, and (c) 27,734 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before April 26, 2016.

(7)	Consists of (a) 221,601 shares held for the account of a trust of which Mr. Fuller is trustee, and (b) 35,658 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before April 26, 2016.

(8)	Consists of (a) 19,585 shares, and (b) 4,091 shares of restricted stock of the Company subject to future vesting conditions (“restricted stock”).

(9)	Consists of (a) 7,955 shares, and (b) 4,091 shares of restricted stock.

(10)	Consists of (a) 27,383 shares, and (b) 4,091 shares of restricted stock.

(11)	Consists of (a) 19,585 shares, and (b) 4,091 shares of restricted stock.

(12)	Includes (a) 16,364 shares of restricted stock, and (b) 297,149 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before April 26, 2016.

ON BEHALF OF THE BOARD OF DIRECTORS OF VCA INC.

Tomas W. Fuller

Chief Financial Officer, Vice President and Secretary

March 4, 2016

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APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(Unaudited – In thousands, except per share amounts)

Table #1 – Reconciliation of Adjusted EBITDA

	Adjusted EBITDA
	2015	2014	2013
Net Income	$211,050	$135,438	$137,511
Interest Expense	21,208	17,951	18,928
Provisions for Taxes Based on Income	135,543	86,878	87,453
Total Depreciation & Amortization Expense	81,689	79,427	77,409
Non-Cash Stock Based Compensation	16,264	17,200	14,104
Debt Retirement Costs	-	1,709	-
Non-Cash Items:
Goodwill & Long-Lived Asset Impairment	-	27,019	-
Write-off of Fixed Assets	-	-	3,230
Net (Gain)/Loss on Sale of Assets	839	(1,152)	-
Vacant Property Adjustments	-	-	2,046
Integration costs	107	-	-
(Gain) on sale of business	(43,306)	-	-
Other Non-Cash Income/Expense	(132)	(172)	(379)

Adjusted EBITDA	$423,262	$364,298	$340,302

Table #2 – Reconciliation of Adjusted Net Income

	Adjusted Net Income
	2015	2014	2013
Net Income	$211,049	$135,438	$137,511
Goodwill & Long-Lived Asset Impairment, net of tax	-	17,041	-
Debt Retirement Costs, net of tax	-	1,040	-
Business Interruption Insurance Gain, net of tax	(2,752)	-	-
Gain on sale of business, net of tax	(26,356)	-	-
Vacant Property Adjustments, net of tax	-	-	2,315
Inventory Adjustment, net of tax	-	-	(1,709)

Intangible asset amortization associated with acquisitions, net of tax	14,239	12,804	12,740

Adjusted Net Income	$196,180	$166,323	$150,857

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Table #3 – Reconciliation of Adjusted Earnings Per Share

	Adjusted Diluted Earnings Per Share
	2015	2014	2013
Diluted Earnings Per Share	$2.56	$1.54	$1.53
Goodwill & Long-Lived Asset Impairment, Net of Tax	-	0.19	-
Debt Retirement Costs, Net of Tax	-	0.01	-
Business Interruption Insurance Gain, net of tax	(0.03)	-	-
Gain on sale of business, net of tax	(0.32)	-	-
Vacant Property Adjustments, Net of Tax	-	-	0.03
Inventory Adjustment, Net of Tax	-	-	(0.02)

Intangible asset amortization associated with acquisitions, net of tax	0.17	0.15	0.14

Adjusted Diluted Earnings Per Share	$2.38	$1.89	$1.68

Table #4 – Reconciliation of Return on Invested Capital

	Return on Invested Capital
	2015	2014	2013
Net Operating Profit After Taxes
Operating Income (GAAP)	$329,771	$247,268	$249,014
Add:
Net loss on sale of assets	839	(1,152)	2,455
Impairment charges	-	27,019	-
Increase in reserves[1]	-	2,143	1,156
Interest expense on capitalized operating leases[2]	65,521	57,380	65,372
Less Cash Taxes:
Tax Provision (GAAP)	(135,543)	(86,878)	(87,453)
Tax impact of non-operating charges[3]	14,330	(12,753)	(3,077)
Tax impact from interest	(8,149)	(6,862)	(7,173)
Tax benefit of capitalized operating leases	(25,335)	(22,148)	(25,279)
Decrease/(Increase) in deferred tax liability	17,686	19,852	24,253

Total Net Operating Profit After Taxes	$259,120	$223,869	$219,268

A-2 2016 Proxy Statement

	Return on Invested Capital
	2015	2014	2013

Average Invested Capital
Beginning Balances
Debt (GAAP)	$794,768	$619,645	$630,643
Capitalized operating leases[4]	897,655	802,502	840,017
Other Liabilities (GAAP)	33,190	34,127	37,267
Redeemable Non-controlling Interests (GAAP)	11,077	10,678	6,991
Deferred Tax Liability (GAAP)	103,502	93,082	75,846
Accumulated Amortization - Goodwill	43,300	43,300	43,300
Accumulated Amortization - Intangibles	59,510	58,485	55,604
Accumulated non-recurring losses (after tax)[5]	116,823	100,940	99,434
Other Reserves[6]	19,846	17,702	16,546
Equity (GAAP)	1,211,621	1,317,616	1,194,393

Total Beginning Invested Capital	$3,291,292	$3,098,077	$3,000,041

Ending Balances
Debt (GAAP)	$872,474	$794,768	$619,645
Capitalized operating leases[4]	969,038	897,655	802,502
Other Liabilities (GAAP)	36,084	33,190	36,758
Redeemable Non-controlling Interests (GAAP)	11,511	11,077	10,678
Deferred Tax Liability (GAAP)	131,478	103,502	100,099
Accumulated Amortization - Goodwill	43,300	43,300	43,300
Accumulated Amortization - Intangibles	65,279	59,510	58,485
Accumulated non-recurring losses (after tax)[5]	117,337	116,823	100,940
Other Reserves[6]	19,846	19,845	17,702
Equity (GAAP)	1,257,034	1,211,621	1,317,540

Total Ending Invested Capital	$3,523,381	$3,291,291	$3,107,649

Average Invested Capital[7]	$3,407,337	$3,194,684	$3,053,845

Return on Invested Capital	7.60%	7.01%	7.18%

1 Increase in reserves relates to any increase in Allowance for Bad debts as netted against gross Accounts Receivable in determining Trade Accounts Receivable as stated in the Consolidated Balance Sheets.

2 Interest on capitalized operating leases is calculated based on the assumption that all leases regardless of classification are capital leases. Interest expense on these capitalized operating leases is calculated using an implied cost of debt as a result of an assumed risk free rate plus a spread based on our current size and debt rating.

3 Non-operating charges consist of Other Income, Gain/loss on sale of assets, Impairment charges, and Non-controlling interest expense. These items are tax affected by the worldwide blended statutory rate applicable in the corresponding year.

4 Operating leases are assumed capital leases for purposes of the ROIC calculation. Operating leases are capitalized by discounting the current year rent expense, assuming an annual growth rate of 3% over 17 years, at an implied discount related to our cost of debt.

5 Accumulated non-recurring losses (after tax) represents the cumulative effect on equity from losses from sales of assets and goodwill impairment charges.

6 Other Reserves for purposes of the ROIC calculation represents the Allowance for Bad Debt Expense which is netted against gross Accounts Receivable as presented on the Consolidated Balance Sheets.

7 Average Invested Capital is computed dividing the sum of the beginning and ending Invested Capital total by 2.

A-3 2016 Proxy Statement

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VCA INC.

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

P.O. BOX 1342

BRENTWOOD, NY 11717

M99271-TBD

VCA INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Director

For

Abstain

Against

Nominee:

! ! !

1a. Robert L. Antin

The Board of Directors recommends you vote FOR proposals 2 and 3.

For

Against Abstain ! !

!

2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016. !

!

!

3. Advisory vote to approve the compensation of our named executive officers.

NOTE: PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING ARE LISTED ABOVE ALONG WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE NOMINEE FOR CLASS II DIRECTOR, IF ELECTED, WILL SERVE A TERM OF THREE YEARS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

STOCKHOLDER MEETING NOTICE

The 2016 Annual Meeting of Stockholders of VCA Inc. will be held on Thursday, April 14, 2016 at 10:00 a.m. (Pacific Time), at 12401 West Olympic Boulevard, Los Angeles, California 90064-1022

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders of VCA Inc. to Be Held on Thursday, April 14, 2016

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The following materials are available at www.proxyvote.com

Notice of 2016 Annual Meeting of Stockholders

Proxy Statement

Annual Report on Form 10-K

Form of Proxy Card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report/10K are available at www.proxyvote.com.

M99272-TBD

VCA INC.

ANNUAL MEETING OF STOCKHOLDERS

APRIL 14, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Robert L. Antin and Tomas W. Fuller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VCA Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on Thursday, April 14, 2016 at 12401 W. Olympic Blvd., Los Angeles, CA 90064, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF VOTING BY MAIL PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side